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Filed pursuant to Rule 424(b)(5)
Reg. No. 333-188345

        The registrant is updating the "Calculation of Registration Fee" table set forth in the Registration Statement on Form S-3 (Registration No. 333-188345) to indicate the $498,712,500 aggregate offering price of securities offered hereby and the registration fee of $50,220.35, calculated in accordance with Rule 457(r), which amount has been transmitted to the Securities and Exchange Commission in connection with the registration of the securities offered by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 13, 2015)

$500,000,000

$250,000,000 Senior Notes, Series I, Due 2021
$250,000,000 Senior Notes, Series J, Due 2026

        We are offering $250,000,000 of our Senior Notes, Series I, Due 2021 (the "2021 Notes") and $250,000,000 of our Senior Notes, Series J, Due 2026 (the "2026 Notes" and, together with the 2021 Notes, the "Notes"). We will pay interest on the 2021 Notes and the 2026 Notes on March 15 and September 15 of each year, beginning on September 15, 2016, and on the maturity date for each series. The 2021 Notes will mature on March 15, 2021, and the 2026 Notes will mature on March 15, 2026. We may redeem some or all of the Notes at our option in the manner and at the redemption prices described under "Description of the Notes—Optional Redemption" on page S-13 of this prospectus supplement. The Notes are not entitled to the benefit of any sinking fund.

        The Notes will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

        The Notes are new issues of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system.

        Investing in the Notes involves risks. See "Risk Factors" on page S-7 of this prospectus supplement and in the corresponding sections in our Annual Report on Form 10-K for the year ended December 31, 2015 which describe some of these risks.

	2021 Notes	Total	2026 Notes	Total

Public offering price(1)	99.789%	$249,472,500	99.696%	$249,240,000

Underwriting discount	0.600%	$ 1,500,000	0.650%	$ 1,625,000

Proceeds, before expenses, to us	99.189%	$247,972,500	99.046%	$247,615,000

(1)
Plus accrued interest, if any, from the date of original issuance.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the Notes to purchasers only in book-entry form through the facilities of The Depository Trust Company in New York, New York on or about March 10, 2016.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	TD Securities

RBC Capital Markets	US Bancorp	Wells Fargo Securities

Co-Manager

Ramirez & Co., Inc.

The date of this prospectus supplement is March 7, 2016.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus are an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents relating to us incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains a general description of our unsecured senior notes (the "Senior Notes") of which each of the 2021 Notes and the 2026 Notes is a series. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement shall control.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with four of our operating subsidiaries with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process as a "well-known seasoned issuer." Under the shelf registration process, we may, from time to time, issue and sell to the public the securities described in the accompanying prospectus, including the Senior Notes, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the 2021 Notes, the 2026 Notes and this offering.

        In this prospectus supplement, "Eversource," "the Company," "we," "our," and "us" refer to Eversource Energy, unless the context otherwise requires.

DOCUMENTS INCORPORATED BY REFERENCE

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings are available to the public on the Internet at the Commission's home page at http://www.sec.gov. You may also read and copy any document at the Commission's public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Call the Commission at 1-800-SEC-0330 for more information about the public reference room and how to request documents. You can find additional information about us at our website: http://www.eversource.com. The information on this website is not a part of this prospectus supplement or the accompanying prospectus.

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Later information that we file with the Commission will automatically update and supersede this information. We are only incorporating the information that relates to us. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, until we sell all of the Notes:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 26, 2016; and

  •
  Our Current Report on Form 8-K filed with the Commission on February 3, 2016.

        We will provide to each person, including any beneficial owner of the Notes to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus. We will deliver this information upon written or oral request and provide this information at no cost to the requester. You should direct your request to:

Emilie G. O'Neil
Director, Corporate Finance and Cash Management
Eversource Energy
One NSTAR Way
Westwood, MA 02090
(781) 441-8127

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995

        We make statements in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference that are statements concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as "estimate," "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to:

  •
  cyber breaches, acts of war or terrorism, or grid disturbances,

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  actions or inaction by local, state and federal regulatory, public policy and taxing bodies,

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  changes in business conditions, which could include disruptive technology related to our current or future business model,

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  changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability,

  •
  fluctuations in weather patterns,

  •
  changes in laws, regulations or regulatory policy,

  •
  changes in levels or timing of capital expenditures,

  •
  disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly,

  •
  developments in legal or public policy doctrines,

  •
  technological developments,

  •
  changes in accounting standards and financial reporting regulations,

  •
  actions of rating agencies, and

  •
  other presently unknown or unforeseen factors.

        Other risk factors are detailed in our reports filed with the Commission and updated as necessary, and we encourage you to consult such disclosures.

        All such factors are difficult to predict, contain uncertainties that may materially affect our actual results and are beyond our control. You should not place undue reliance on the forward-looking statements, each of which speaks only as of the date on which such statement is made, and, except as required by the federal securities laws, we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see "Risk Factors" on page S-7 of this prospectus supplement and in the corresponding sections in our Annual Report on Form 10-K for the year ended December 31, 2015.

PROSPECTUS SUPPLEMENT SUMMARY

        The information below is a summary of the more detailed information included elsewhere in or incorporated by reference in this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, including the accompanying prospectus, any free writing prospectus we have authorized and the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider before purchasing the Notes. You should carefully read the "Risk Factors" section on page S-7 of this prospectus supplement and the sections of our Annual Report on Form 10-K for the year ended December 31, 2015 to determine whether an investment in the Notes is appropriate for you.

 Eversource Energy

        We are a Massachusetts business trust and voluntary association, headquartered in Boston, Massachusetts and Hartford, Connecticut, and a public utility holding company registered with the Federal Energy Regulatory Commission (FERC) under the Public Utility Holding Company Act of 2005. We are engaged primarily in the energy delivery business through the following wholly-owned utility subsidiaries:

  •
  The Connecticut Light and Power Company (CL&P), a regulated electric utility that serves residential, commercial and industrial customers in parts of Connecticut;

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  NSTAR Electric Company (NSTAR Electric), a regulated electric utility that serves residential, commercial and industrial customers in parts of eastern Massachusetts and its wholly-owned subsidiary, Harbor Electric Energy Company (Harbor Electric), a regulated electric utility that serves its sole customer, the Massachusetts Water Resources Authority;

  •
  Public Service Company of New Hampshire (PSNH), a regulated electric utility that serves residential, commercial and industrial customers in parts of New Hampshire and owns generation assets used to serve customers;

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  Western Massachusetts Electric Company (WMECO), a regulated electric utility that serves residential, commercial and industrial customers in parts of western Massachusetts and owns solar generating assets;

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  NSTAR Gas Company (NSTAR Gas), a regulated natural gas utility that serves residential, commercial and industrial customers in parts of Massachusetts; and

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  Yankee Gas Services Company (Yankee Gas), a regulated natural gas utility that serves residential, commercial and industrial customers in parts of Connecticut.

        Eversource Energy also owns certain unregulated businesses through its wholly owned subsidiary, NU Enterprises, Inc., which is included in its Parent and other companies' results of operations.

        On April 30, 2015, the Company's legal name was changed from Northeast Utilities to Eversource Energy. The Company's wholly-owned utility subsidiaries listed above are each doing business as Eversource Energy.

        Our principal executive office is located at 300 Cadwell Drive, Springfield, Massachusetts 01104, telephone number (413) 785-5871. Our general business offices are located at 800 Boylston Street, Boston, Massachusetts 02199, telephone number (617) 424-2000, and 56 Prospect Street, Hartford, Connecticut 06103, telephone number (860) 665-5000.

 The Offering

        The summary below describes the principal terms of the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See "Description of the Notes" for a more detailed description of the terms and conditions of the Notes.

Issuer	Eversource Energy
Securities Offered	$250,000,000 aggregate principal amount of Senior Notes, Series I, Due 2021 (the "2021 Notes"); and $250,000,000 aggregate principal amount of Senior Notes, Series J, Due 2026 (the "2026 Notes").
Maturity Date	The 2021 Notes will mature on March 15, 2021, and the 2026 Notes will mature on March 15, 2026.
Interest Rate	The 2021 Notes will bear interest at a rate of 2.50% per year, and the 2026 Notes will bear interest at a rate of 3.35% per year.
Interest Payment Dates	Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2016.
Ranking	The Notes will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Optional Redemption

We may redeem all or part of the 2021 Notes at any time or from time to time prior to February 15, 2021 (one month prior to the maturity date of the 2021 Notes) and all or part of the 2026 Notes at any time or from time to time prior to December 15, 2025 (three months prior to the maturity date of the 2026 Notes), in each case, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the Par Call Date and (2) a "make-whole" amount based on the yield of a comparable U.S. Treasury security plus 20 basis points in respect of the 2021 Notes and 25 basis points in respect of the 2026 Notes, as further described in "Description of Notes—Optional Redemption" in this prospectus supplement.

We may redeem all or part of the 2021 Notes at any time or from time to time on or after February 15, 2021 (one month prior to the maturity date for the 2021 Notes) and all or part of the 2026 Notes at any time or from time to time on or after December 15, 2025 (three months prior to the maturity date for the 2026 Notes), in each case, at our option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Use of Proceeds

We estimate that the net proceeds to the Company from the sale of the Notes offered hereby, after deducting the underwriting discount and our estimated expenses, will be approximately $494.7 million. We will use the net proceeds of the offering to repay a portion of outstanding short-term debt. As of March 3, 2016, our outstanding short-term debt totaled $986 million with a weighted average interest rate of 0.70% per annum. See "Use of Proceeds" in this prospectus supplement.

Additional Issuances

We may, without the consent of the holders of the Notes, issue additional Notes of either series in the future. Any additional Notes will have the same terms (other than the original issuance date, the public offering price and, under certain circumstances, the initial interest payment date) as the applicable series of Notes offered by this prospectus supplement, but may be offered at a different offering price than that series of Notes offered by this prospectus supplement. If issued, any additional Notes will become part of the same series as the applicable series of Notes offered by this prospectus supplement. No additional debt securities may be issued if an Event of Default (as used and defined in the Senior Note Indenture) has occurred and is continuing with respect to either series of Notes.

Form

Each series of the Notes will be represented by registered global securities registered in the name of Cede & Co., the partnership nominee of the depositary, The Depository Trust Company, or DTC. Beneficial interests in each series of the Notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants.

Senior Note Indenture	Indenture between the Company and the Trustee, dated as of April 1, 2002, as amended, supplemented and otherwise modified from time to time.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	The Senior Note Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors

Investing in the Notes involves risks. Before making an investment decision, you should carefully consider the risks described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

        Investing in the Notes involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference in this prospectus supplement and the accompanying prospectus, the information contained under "Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995" in this prospectus supplement as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the Notes.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the Notes offered hereby, after deducting the underwriting discount and our estimated expenses, will be approximately $494.7 million. We will use the net proceeds of the offering to repay a portion of outstanding short-term debt. As of March 3, 2016, our outstanding short-term debt totaled $986 million with a weighted average interest rate of 0.70% per annum.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        We have derived the selected historical consolidated financial information set forth below as of and for the years ended December 31, 2015, 2014 and 2013 from our annual financial statements. Our annual financial statements for each of such years have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. Our annual financial statements for the three-year period ended December 31, 2015, the accompanying notes and the report from Deloitte & Touche LLP are included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.

        The following material, which is presented in this prospectus supplement solely to furnish summary information, is qualified by, and should be considered in conjunction with, the more detailed information appearing in the documents incorporated by reference herein.

(in thousands)	2015	2014	2013
Income Statement Data
Operating revenues	$7,954,827	$7,741,856	$7,301,204
Operating expenses	6,190,663	6,109,007	5,771,769
Operating income	1,764,164	1,632,849	1,529,435
Net income	886,004	827,065	793,689

	2015	2014	2013
Balance Sheet Data
Total assets	$30,580,309	$29,740,387	$27,760,315
Long-term debt(a)	9,034,457	8,814,012	8,274,956
Preferred stock of subsidiaries	155,568	155,568	155,568
Common shareholders' equity	10,352,215	9,976,815	9,611,528

(a)
Includes current portion of long-term debt.

 RATIOS OF CONSOLIDATED EARNINGS TO FIXED CHARGES

        Our ratio of consolidated earnings to fixed charges for each of the years ended December 31, 2011 through 2015 is as follows:

	Year ended December 31,
	2015	2014	2013	2012	2011
	(unaudited)
Ratio of Consolidated Earnings to Fixed Charges(1)	4.54x	4.30x	4.32x	3.24x	3.00x

(1)
For purposes of computing the ratios: (i) earnings consists of pretax income from continuing operations, fixed charges on debt (including rate reduction bonds), distributed income of equity investees and minority interests; and (ii) fixed charges consist of interest on debt (including rate reduction bonds), amortized premiums, discounts and capitalized expenses related to indebtedness, and the interest component of rental expenses and dividend payments on preferred stock of our consolidated subsidiaries.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization as of December 31, 2015 on an actual basis and as adjusted to reflect the issuance and sale of the Notes and the application of the net proceeds there from as described in "Use of Proceeds" on page S-7 of this prospectus supplement. You should read this table in conjunction with our selected historical consolidated financial information presented elsewhere in this prospectus supplement along with our consolidated financial statements and related notes incorporated herein by reference.

	As of December 31, 2015
	Actual (in thousands)%		As Adjusted (in thousands)%
Capitalization:
Long-term debt(1)	$9,034,457	43.6%	$9,534,457	46.0%
Short-term debt(2)	1,160,953	5.6%	666,297	3.2%
Preferred stock of subsidiaries	155,568	0.8%	155,568	0.8%
Common shareholders' equity	10,352,215	50.0%	10,352,215	50.0%

Total Capitalization	$20,703,193	100.0%	$20,708,537	100.0%

(1)
Includes current portion of long-term debt of approximately $229 million as of December 31, 2015.

(2)
Reflects commercial paper borrowings as of December 31, 2015.

DESCRIPTION OF THE NOTES

        The 2021 Notes and the 2026 Notes are each a separate series of the Senior Notes described in the accompanying prospectus and will be issued under the Seventh Supplemental Indenture, to be dated as of March 1, 2016, between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee (the "Trustee"), supplementing our Indenture with the Trustee, dated as of April 1, 2002 (the "Senior Note Indenture"), described in the accompanying prospectus. You should read the accompanying prospectus for a detailed summary of additional provisions of the Senior Notes, which includes the 2021 Notes and the 2026 Notes, and of the Senior Note Indenture. The description of the 2021 Notes and the 2026 Notes below supplements the description of the Senior Notes contained in the accompanying prospectus. If the descriptions are inconsistent, this prospectus supplement controls. The following summary and the description set forth in the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the Senior Note Indenture. Capitalized terms used but not defined in this prospectus supplement have the meanings given to them in the accompanying prospectus.

General

        The 2021 Notes will constitute the ninth series of our Senior Notes, and the 2026 Notes will constitute the tenth series of our Senior Notes, each issued under our Senior Note Indenture. Our Senior Notes, Series A, Due 2012, in the aggregate principal amount of $263,000,000, which were issued on April 4, 2002 and repaid on April 2, 2012, constituted the first series of Senior Notes issued under our Senior Note Indenture. Our Senior Notes, Series B, Due 2008, in the aggregate principal amount of $150,000,000, which were issued on June 3, 2003 and repaid on June 2, 2008, constituted the second series of Senior Notes issued under our Senior Note Indenture. Our Senior Notes, Series C, Due 2013, in the aggregate principal amount of $250,000,000, which were issued on June 5, 2008 and repaid on June 1, 2013, constituted the third series of Senior Notes issued under our Senior Note Indenture. Our Floating Rate Notes, Series D, Due 2013, in the aggregate principal amount of $300,000,000, which were issued on March 19, 2012 and repaid on September 20, 2013, constituted the fourth series of Senior Notes issued under our Senior Note Indenture. Our Senior Notes, Series E, Due 2018, in the aggregate principal amount of $300,000,000, which were issued on May 13, 2013, constituted the fifth series of Senior Notes issued under our Senior Note Indenture. Our Senior Notes, Series F, Due 2023, in the aggregate principal amount of $450,000,000, which were issued on May 13, 2013, constituted the sixth series of Senior Notes issued under our Senior Note Indenture. Our Senior Notes, Series G, Due 2018, in the aggregate principal amount of $150,000,000, which were issued on January 15, 2015, constituted the seventh series of Senior Notes issued under our Senior Note Indenture. Our Senior Notes, Series H, Due 2025, in the aggregate principal amount of $300,000,000, which were issued on January 15, 2015, constituted the eighth series of Senior Notes issued under our Senior Note Indenture.

        The 2021 Notes are initially being offered in the aggregate principal amount of $250,000,000 and will mature on March 15, 2021. The 2026 Notes are initially being offered in the aggregate principal amount of $250,000,000 and will mature on March 15, 2026. The Notes are not entitled to the benefit of any sinking fund. The Senior Note Indenture permits the defeasance of the Senior Notes upon satisfaction of the conditions described under "Description of Securities Registered—Eversource Energy—Senior Notes—Defeasance" in the accompanying prospectus and "—Defeasance" below.

        The Notes will constitute unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness, which at December 31, 2015 was approximately $2.6 billion, consisting of long-term debt and short-term debt. Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends to us, repurchase shares of their common stock from us or repay loans or advances made by us to them. Dividends payable by certain of our subsidiaries are restricted pursuant to the terms of the subsidiaries' debt agreements and regulatory requirements, but we do not believe these restrictions should interfere with the payment of interest on or repayment of the Notes. Holders of the Notes will generally have a junior position to claims of any holders of preferred stock and creditors of our subsidiaries, including trade creditors, debt-holders, secured creditors, taxing authorities and guarantee holders. In addition to trade debt, our subsidiaries have ongoing corporate debt programs used to finance their respective business activities. As of December 31, 2015, our subsidiaries had approximately $7.2 billion of outstanding external debt for borrowed money, which included long-term debt (including approximately $200 million due within one year) and short-term debt, but did not include trade debt, capital leases, power purchase obligations, liability for prior period spent nuclear fuel disposal costs, and $155.6 million of outstanding preferred stock. The Senior Note Indenture does not currently limit the amount of indebtedness or preferred stock we or our subsidiaries may issue. Please refer to "Description of Securities Registered—Eversource Energy—Senior Notes—General" in the accompanying prospectus.

        We will issue the Notes in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. The Bank of New York Mellon Trust Company, N.A., the Trustee under the Senior Note Indenture, will register transfers and exchanges of the Notes and will serve as paying agent for the Notes. Principal on the Notes will be payable at the Trustee's Corporate Trust Office which, at the date hereof, is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262. We will initially issue the Notes in global form. Please refer to "—Global Securities" in this prospectus supplement and "Book-Entry; Delivery And Form; Global Securities" in the accompanying prospectus.

Interest

        The 2021 Notes will bear interest at the rate of 2.50% per year. The 2026 Notes will bear interest at the rate of 3.35% per year. We will pay interest on both the 2021 Notes and the 2026 Notes semiannually in arrears on March 15 and September 15 of each year (each, an Interest Payment Date), beginning on September 15, 2016, and on the maturity date for each series. Interest on both the 2021 Notes and the 2026 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period less than a full month, on the basis of the actual number of days elapsed. If an Interest Payment Date or the maturity date of the 2021 Notes and the 2026 Notes falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day (without any interest or other payment in respect of such delay).

        Interest on the 2021 Notes and the 2026 Notes will accrue from, and including, the date of original issuance of such series of the Notes to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. In addition, principal and interest which is overdue shall bear interest at the rate of 2.50% per year for the 2021 Notes and 3.35% per year for the 2026 Notes.

        We will pay the interest due on any Interest Payment Date to the person in whose name the Notes are registered at the close of business (i) on the business day prior to each Interest Payment Date if the Note remains in book-entry only form or (ii) on the fifteenth calendar day before each Interest Payment Date if the Note does not remain in book-entry only form.

        When we use the term "business day," we mean any day except a Saturday, a Sunday or a legal holiday in New York, New York or in Pittsburgh, Pennsylvania on which banking institutions are authorized or required by law, regulation or executive order to close.

Optional Redemption

        We may redeem all or part of the 2021 Notes at any time or from time to time prior to February 15, 2021 (one month prior to the maturity date of the 2021 Notes), and all or part of the 2026 Notes at any time or from time to time prior to December 15, 2025 (three months prior to the maturity date of the 2026 Notes), in each case, at our option, at a redemption price, as determined by the Quotation Agent (defined below), equal to the greater of:

  •
  100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date or

  •
  the sum, as determined by the Quotation Agent, of the present values of the principal amount of the Notes to be redeemed, together with remaining scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the Par Call Date of the Notes discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (defined below), plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date.

        We may redeem all or part of the 2021 Notes at any time or from time to time on or after February 15, 2021 (one month prior to the maturity date of the 2021 Notes), and all or part of the 2026 Notes at any time or from time to time on or after December 15, 2025 (three months prior to the maturity date of the 2026 Notes), in each case, at our option, at a redemption price, as determined by the Quotation Agent, equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

        The Trustee shall have no responsibility for calculating the redemption price.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (defined below) (if no maturity is within three months before or after the Par Call Date of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, plus 20 basis points in respect of the 2021 Notes or 25 basis points in respect of the 2026 Notes.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the Par Call Date of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of four, or such lesser number as is obtained by the Quotation Agent, Reference Treasury Dealer Quotations for such redemption date.

        "Par Call Date" means, in the case of the 2021 Notes, February 15, 2021 (the date that is one month prior to the maturity date of the 2021 Notes), or, in the case of the 2026 Notes, December 15, 2025 (the date that is three months prior to the maturity date of the 2026 Notes).

        "Quotation Agent" means one Reference Treasury Dealer selected by the Company.

        "Reference Treasury Dealer" means (i) each of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC (or their respective affiliates that are Primary Treasury Dealers, as defined herein) and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by a Reference Treasury Dealer, of the bid and asking prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with DTC procedures in portions (equal to $1,000 or any multiple thereof) of the principal amount of the Notes larger than $2,000. Notice of redemption will be sent to each holder of Notes to be redeemed in accordance with applicable DTC procedures. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note to be redeemed. In that case, we will issue a new Note of any authorized denomination, as requested, in an aggregate principal amount equal to the unredeemed portion of such Note, in the name of the holder upon cancellation of the original Note.

        We will mail notice of any redemption to holders of the Notes, not more than sixty (60) nor less than thirty (30) days before the redemption date.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes called for redemption.

Limitation on Liens and Sale and Leaseback Transactions

        The covenants set forth in the accompanying prospectus under "Description of Securities Registered—Eversource Energy—Senior Notes—Limitation on Liens" and "Description of Securities Registered—Eversource Energy—Senior Notes—Sale and Leaseback Transactions" have been made applicable to the 2021 Notes and the 2026 Notes.

Defeasance

        We may defease the indebtedness on the Notes on the terms described under "Description of Securities Registered—Eversource Energy—Senior Notes—Defeasance" in the accompanying prospectus. In addition, we may defease the Notes within 60 days prior to maturity without delivering an opinion that the defeasance will not cause the holders of the Notes to recognize income, gain, loss or expense for United States federal income tax purposes. The purpose of this provision is to give us more flexibility in timing a refinancing of the indebtedness represented by the Notes. Such a defeasance would be treated as a taxable exchange for United States federal income tax purposes, as a result of which a holder could recognize gain or loss, and which could change the amounts, timing and character of any income, gain or loss recognized on the Notes following defeasance.

Additional Debt Securities

        We may, from time to time, without giving notice or seeking the consent of the holders of the Notes of either series, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and, under certain circumstances, the first interest payment date) ranking equally and ratably with either series of the Notes offered by this prospectus supplement, including having the same CUSIP number, so that such additional debt securities would be consolidated and form a single series with the applicable series of Notes offered hereby and would have the same terms as to status, redemption or otherwise as the applicable series of Notes offered hereby. No such additional debt securities may be issued if an Event of Default (as used and defined in the Senior Note Indenture) has occurred and is continuing with respect to either series of Notes.

Global Securities

        When Notes are initially issued, one or more global securities (the "Global Securities") will represent each series of Notes. These Global Securities will have an aggregate principal amount equal to that of the Notes they represent. Each Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depositary (DTC), and registered in the name of Cede & Co., a nominee of DTC.

        The Global Securities will bear legends stating the restrictions on exchanges and registration of transfer referred to below and any other matters provided for by the Senior Note Indenture. Please refer to "Book-Entry; Delivery And Form; Global Securities" in the accompanying prospectus.

        The Global Securities may not be transferred except as a whole (1) by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. If (1) DTC is at any time unwilling or unable to continue as depositary or at any time ceases to be a clearing agency registered as such under the Exchange Act and a successor depositary is not appointed by us within ninety days or (2) there shall have occurred and be continuing (after any applicable grace periods) an Event of Default under the Senior Note Indenture with respect to the Notes represented by such Global Security, we will issue certificated notes in definitive registered form in exchange for the Global Securities representing the Notes. In addition, we may at any time and in our sole discretion determine not to have any Notes in registered form represented by one or more Global Securities and, in such event, will issue certificated notes in definitive form in exchange for the Global Securities representing the Notes. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery in definitive form of certificated notes represented by the Global Securities equal in principal amount to such beneficial interest and to have such certificated notes registered in its name.

Certain Notices

        With respect to any Notes represented by a Global Security, notices to be given to the holders of the Notes will be deemed to have been duly given to the holders when given to DTC, or its nominee, in accordance with DTC's policies and procedures. We believe that DTC's practice is to inform its participants of any such notice it receives in accordance with its policies and procedures. Persons who hold beneficial interests in the Notes through DTC or its direct or indirect participants may wish to consult with them about how notices and other communications relating to the Notes may be given and received through the facilities of DTC. Neither we nor the Trustee will have any responsibility with respect to those policies and procedures or for any notices or other communications among DTC, its direct and indirect participants and the beneficial owners of the Notes in global form.

        With respect to any Notes not represented by a Global Security, notices to be given to the holders of the Notes will be deemed to have been duly given to the holders upon the mailing of such notices to the holders at their respective addresses as they appear on the security register maintained by us or our agent as of the close of business the day before notice is given. Neither the failure to give any notice nor any defect in any notice given to a particular holder will affect the sufficiency of any notice given to another holder.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain anticipated United States federal income tax consequences of the purchase, ownership and disposition of Notes. Except where noted, this summary deals only with Notes held as capital assets by beneficial owners of the Notes who purchase Notes in this offering at the issue price. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (Code), regulations promulgated thereunder, and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the United States federal income tax laws, such as persons that mark to market their securities, financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, broker-dealers, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold Notes as part of a hedge against currency or interest rate risks or that hold Notes as part of a straddle, conversion transaction or other integrated investment. This summary does not address any aspect of state, local or foreign taxation.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a Note that is, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States,

  •
  a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state thereof or the District of Columbia,

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source, or

  •
  a trust, if (1) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) it has a valid election in effect to be treated as a U.S. person.

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a Note that is not a U.S. Holder or a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships (and partners in such partnerships) that are beneficial owners of Notes, should consult their tax advisors.

U.S. Holders

        Payments of Interest.    Interest paid on the Notes will be included in the income of a U.S. Holder as ordinary income at the time it is received or accrued, in accordance with such holder's regular method of accounting for United States federal income tax purposes. It is expected (and this discussion assumes) that the Notes will be issued at par or with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

        Sale, Exchange or Other Taxable Disposition of a Note.    Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition, excluding any amounts attributable to accrued but unpaid interest (which will be taxable as ordinary interest income to the extent not already included in income), and the U.S. Holder's tax basis in the Note. A U.S. Holder's tax basis in a Note generally will equal its cost. This gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of taxable disposition and otherwise will be short-term capital gain or loss. For non-corporate U.S. Holders, long-term capital gains are subject to tax at a preferential rate. The deductibility of capital losses of all U.S. Holders is subject to limitations.

        Additional Medicare Tax.    Section 1411 of the Code imposes a 3.8% tax on the "net investment income" (which generally includes gain from a sale or exchange of Notes or interest with respect to Notes) of certain U.S. individuals, trusts and estates in excess of certain thresholds ($250,000 in the case of a married taxpayer filing jointly and generally $200,000 in other cases).

Non-U.S. Holders

        Payments of Interest.    Payments of interest on a Note received or accrued by a Non-U.S. Holder generally will qualify for the "portfolio interest" exemption and generally will not be subject to United States federal income tax or withholding tax, as long as the Non-U.S. Holder:

  •
  does not conduct a trade or business in the United States with respect to which the interest is effectively connected,

  •
  does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of the stock of the Issuer entitled to vote, within the meaning of Section 871(h)(3) of the Code,

  •
  is not a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of Section 881(c)(3)(C) of the Code,

  •
  is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code, and

  •
  satisfies the certification requirements described below.

        The certification requirements will be satisfied if either (1) the beneficial owner of the Note timely certifies, under penalties of perjury, to the Issuer or to the person who otherwise would be required to withhold U.S. tax, that such owner is a Non-U.S. Holder and provides its name and address or (2) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business) that holds the Note in such capacity timely certifies, under penalties of perjury, to the Issuer or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the Note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to the Issuer or to the person who otherwise would be required to withhold U.S. tax a copy thereof. The foregoing certification may be provided on a properly completed IRS Form W-8BEN, W-8BEN-E or W-8IMY (or other appropriate form), as applicable. Special certification and other rules apply to certain non-U.S. holders that are pass-through entities rather than individuals.

        A Non-U.S. Holder that is not exempt from United States federal income tax or withholding tax under these rules generally will be subject to United States federal withholding tax at a rate of 30 percent unless:

  •
  the income is effectively connected with the conduct of a United States trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder), in which case the interest will be subject to United States federal income tax on a net income basis as applicable to U.S. Holders generally (unless an applicable income tax treaty provides otherwise), or

  •
  an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

        A Non-U.S. Holder that is treated as a corporation for United States federal income tax purposes may also, under certain circumstances, be subject to an additional "branch profits tax", which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the tax is reduced or eliminated by an applicable income tax treaty.

        To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a United States trade or business, the Non-U.S. Holder must provide the appropriate, properly executed IRS forms in a timely manner (generally an IRS Form W-8ECI or other appropriate form).

        IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI (or other appropriate form) are required to be periodically updated.

FATCA

        Sections 1471 through 1474 of the Code and related tax regulations and guidance, commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA", generally impose a withholding tax of 30% on payments of (i) interest on a debt obligation of a U.S. issuer on or after July 1, 2014, and (ii) gross proceeds from the sale or other disposition of such a debt obligation on or after January 1, 2017, in each case made to (a) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government (or is required by applicable local law) to collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution; or (b) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or identifying its substantial U.S. owners, which generally includes any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity.

Sale, Exchange or Other Taxable Disposition of a Note

        Subject to the discussion under "Non-U.S. Holders—Payments of Interest" and "—FATCA" above, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, retirement or other disposition of a Note unless (1) such gain is effectively connected with the conduct by the Non-U.S. Holder of a United States trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder) or (2) in the case of a Non-U.S. Holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

        Except to the extent that an applicable income tax treaty otherwise provides, generally a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder with respect to gain that is effectively connected with the Non-U.S. Holder's conduct of a United States trade or business. A Non-U.S. Holder that is treated as a corporation for United States federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above.

Information Reporting and Backup Withholding

        A U.S. Holder (other than an "exempt recipient", including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at the applicable statutory rate on, and to information reporting with respect to, payments of principal, premium, if any, and interest on the Notes, and proceeds from the sale, exchange or other disposition of the Notes, if the U.S. Holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements. Backup withholding tax is not an additional tax and may be credited against a U.S. Holder's regular United States federal income tax liability or refunded by the IRS.

        Payments of interest to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, whether or not such interest is subject to withholding. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders are generally exempt from backup withholding and additional information reporting on payments of principal, premium (if any), or interest (including original issue discount), provided that the Non-U.S. Holder (1) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (2) otherwise establishes an exemption. Any backup withholding tax generally will be allowed as a credit or refund against the Non-U.S. Holder's United States federal income tax liability, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

General

        Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, TD Securities (USA) LLC, RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for this offering. Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and TD Securities (USA) LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement between us and the representatives on behalf of each of the underwriters named below, dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters, and each of the underwriters have severally, but not jointly, agreed to purchase the principal amount of Notes set forth opposite its name below:

Underwriters	Principal Amount of 2021 Notes	Principal Amount of 2026 Notes
Barclays Capital Inc.	$47,500,000	$47,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	47,500,000	47,500,000
TD Securities (USA) LLC	47,500,000	47,500,000
RBC Capital Markets, LLC	32,500,000	32,500,000
U.S. Bancorp Investments, Inc.	32,500,000	32,500,000
Wells Fargo Securities, LLC	32,500,000	32,500,000
Samuel A. Ramirez & Company, Inc.	10,000,000	10,000,000

Total	$250,000,000	$250,000,000

        In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of the Notes are purchased. The obligations of the underwriters, including their agreement to purchase the Notes from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions and to approval of legal matters by counsel. The offering of the Notes by the underwriters is subject to the receipt and acceptance of, and subject to the underwriters' right to reject, any order in whole or in part.

        The underwriters have advised us that they initially propose to offer the Notes directly to the public at the public offering prices set forth on the cover page hereof and may offer the Notes to certain dealers at a price that represents a concession not in excess of 0.35% of the principal amount of the 2021 Notes or 0.40% of the principal amount of the 2026 Notes. The underwriters may allow, and any such dealers may reallow, a concession to certain other dealers not in excess of 0.25% of the principal amount of the 2021 Notes or 0.25% of the principal amount of the 2026 Notes, on sales to other dealers. After the initial offering of the Notes, the public offering prices and other selling terms may from time to time be varied by the underwriters.

        The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the applicable series of Notes).

Paid by Eversource Energy
Per 2021 Note	0.600%
Per 2026 Note	0.650%
Total	$3,125,000

        The Notes are new issues of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market prices and liquidity of the Notes may be adversely affected.

        In order to facilitate the offering of the Notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the representatives may overallot in connection with the offering of the Notes, creating a short position in such notes for its own account. In addition, to cover overallotments or to stabilize the price of the Notes, the representatives may bid for, and purchase, Notes in the open market. Finally, the representatives may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if it repurchases previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Notes above independent market levels. The representatives are not required to engage in these activities and may end any of these activities at any time without notice.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        We estimate that our expenses in connection with the offer and sale of the Notes, excluding underwriting discounts, will be approximately $931,000 and will be payable by us.

        We have agreed to indemnify the several underwriters against, or contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and will continue to perform, various investment or commercial banking and financial advisory services for us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation. Currently, all of the underwriters other than Samuel A. Ramirez & Company, Inc., either directly or through affiliates, are lenders under certain Eversource Energy credit facilities.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours and our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        Each of Thomas J. May, Chairman of the Board, President and Chief Executive Officer of Eversource Energy, and Charles K. Gifford, a member of the Board of Trustees of Eversource Energy, is a member of the Board of Directors of an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Selling Restrictions

Canada

        The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompany prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, Notes and units of shares and Notes of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL OPINIONS

        Kerry J. Tomasevich, Esq., Assistant General Counsel and Assistant Corporate Secretary of the Company, and Choate, Hall & Stewart LLP, Boston, Massachusetts, counsel for the underwriters, will pass on certain legal matters relating to the Notes offered hereby. As of March 3, 2016, Mr. Tomasevich beneficially owned 1,737 of our common shares.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Eversource Energy and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

EVERSOURCE ENERGY
Senior Notes, Common Shares, Preferred Shares, Warrants,
Share Purchase Contracts, Share Purchase Units

THE CONNECTICUT LIGHT AND POWER COMPANY
First and Refunding Mortgage Bonds

NSTAR ELECTRIC COMPANY
Debt Securities

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
First Mortgage Bonds

WESTERN MASSACHUSETTS ELECTRIC COMPANY
Senior Notes

        The common shares of Eversource Energy are listed on the New York Stock Exchange under the symbol "ES." Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

        The principal executive office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104, telephone number (413) 785-5871. The general business offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103, and its telephone number is (860) 665-5000.

        The principal executive and business offices of The Connecticut Light and Power Company are located at 107 Selden Street, Berlin, Connecticut 06037, and its telephone number is (860) 665-5000.

        The principal executive and business offices of NSTAR Electric Company are located at located at 800 Boylston Street, Boston, Massachusetts 02199, and its telephone number is (617) 424-2000

        The principal executive office of Public Service Company of New Hampshire is located at Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101-1134, and its telephone number is (603) 669-4000.

        The principal executive office of Western Massachusetts Electric Company is located at 300 Cadwell Drive, Springfield, Massachusetts 01104, and its telephone number is (413) 785-5871.

        Each of The Connecticut Light and Power Company, NSTAR Electric Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company is doing business as Eversource Energy.

        There are risks involved with purchasing these securities. Please refer to the "RISK FACTORS" discussion on page 1 of this prospectus.

        We urge you to carefully read this prospectus and the prospectus supplement, which will describe the specific terms of an offering, together with additional information described under the caption "WHERE YOU CAN FIND MORE INFORMATION" before you make your investment decision.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2015.

PROSPECTUS

 PROSPECTUS SUMMARY

        This prospectus is part of a registration statement that the Registrants filed with the Securities and Exchange Commission (Commission) utilizing a "shelf" registration process. Under this shelf process, any of the Registrants may, from time to time, sell any combination of their securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of your securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the following priority:

  •
  The prospectus supplement; and

  •
  The prospectus.

        As used in this prospectus, "Eversource Energy," "Eversource," or the "Company" refers to Eversource Energy, a voluntary association and Massachusetts business trust; "CL&P" refers to The Connecticut Light and Power Company doing business as Eversource Energy; "NSTAR Electric" refers to NSTAR Electric Company doing business as Eversource Energy; "PSNH" refers to Public Service Company of New Hampshire doing business as Eversource Energy; and "WMECO" refers to Western Massachusetts Electric Company doing business as Eversource Energy. The terms "we," "us" and "our" refer to Eversource Energy when discussing the securities to be issued by Eversource Energy, CL&P when discussing the securities to be issued by CL&P, NSTAR Electric when discussing the securities to be issued by NSTAR Electric, PSNH when discussing the securities to be issued by PSNH, WMECO when discussing the securities to be issued by WMECO, and collectively to all the Registrants where the context requires. "Registrants" refers to Eversource Energy, CL&P, NSTAR Electric, PSNH and WMECO, collectively.

RISK FACTORS

        Investing in each Registrant's securities involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of the Annual Report on Form 10-K for the year ended December 31, 2014 of each Registrant, filed with the Commission on February 25, 2015, and incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in any Registrant's securities. See "WHERE YOU CAN FIND MORE INFORMATION" below.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (Securities Act), with respect to the securities offered in this prospectus. We have not included certain portions of the Registration Statement in this prospectus as permitted by the Commission's rules and regulations. Statements in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and are qualified in their entirety by reference to such exhibit. For further information, you should refer to the Registration Statement and its exhibits.

        We are subject to the informational requirements of the Securities Exchange Act of l934, as amended (the Exchange Act), and therefore we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy the Registration Statement (with exhibits), as well as the reports and other information filed by any of the Registrants with the Commission, at the Commission's Public Reference Room at its principal offices at

100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Commission's Public Reference Room by calling 1-800-SEC-0330. Information filed by us is also available at the Commission's Internet site at http://www.sec.gov. You can find additional information about us on Eversource Energy's website at http://www.eversource.com. The information on this website is not a part of this prospectus.

        You should rely only on the information incorporated by reference or provided in this prospectus and its supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

DOCUMENTS INCORPORATED BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. Later information that we file with the Commission will automatically update and supersede this information. Each Registrant incorporates by reference the documents listed below related to such Registrant and any future filings such Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed with the Commission pursuant to its rules and regulations, until we sell all the securities to which this prospectus relates, or the offering is otherwise terminated.

        Eversource Energy:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

  •
  Current Reports on Form 8-K, filed on February 3, 2015, March 12, 2015 and April 30, 2015.

        CL&P:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

        NSTAR Electric:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

        PSNH:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

  •
  Current Report on Form 8-K, filed on March 12, 2015.

        WMECO:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

        We will provide to each person to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will deliver this information upon written or oral request and provide this information at no cost to the requester. You should direct your requests to:

  Eversource Energy
  Investor Relations
  56 Prospect Street
  Hartford, Connecticut 06103

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995

        We make statements in this prospectus and in the documents we incorporate by reference that are statements concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as "estimate," "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could," and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to:

  •
  cyber breaches, acts of war or terrorism, or grid disturbances,

  •
  actions or inaction of local, state and federal regulatory, public policy and taxing bodies,

  •
  changes in business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products and services, which could include disruptive technology related to our current or future business model,

  •
  fluctuations in weather patterns,

  •
  changes in laws, regulations or regulatory policy,

  •
  changes in levels or timing of capital expenditures,

  •
  disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly,

  •
  developments in legal or public policy doctrines,

  •
  technological developments,

  •
  changes in accounting standards and financial reporting regulations,

  •
  actions of rating agencies, and

  •
  other presently unknown or unforeseen factors.

Other risk factors are detailed from time to time in reports filed by the Registrants with the Commission and we encourage you to consult such disclosures.

        All such factors are difficult to predict, contain uncertainties that may materially affect our actual results and are beyond the control of the Registrants. You should not place undue reliance on the forward-looking statements, each speaks only as of the date on which such statement is made, and, except as required by the federal securities laws, the Registrants undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for each Registrant's management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward-looking statements.

THE REGISTRANTS

EVERSOURCE ENERGY

        Eversource Energy (Eversource), a voluntary association and Massachusetts business trust, is headquartered in Boston, Massachusetts and Hartford, Connecticut and is a public utility holding company subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) under the Public Utility Holding Company Act of 2005.

        Eversource is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately 3.1 million customers in Connecticut, New Hampshire and Massachusetts through four wholly-owned subsidiaries, CL&P, NSTAR Electric, PSNH and WMECO, and franchised retail natural gas service to approximately 500,000 residential, commercial and industrial customers in Connecticut and Massachusetts through two wholly-owned indirect subsidiaries, NSTAR Gas Company and Yankee Gas Services Company. Eversource has a services company, Northeast Utilities Service Company, which provides management and support services to Eversource and its subsidiaries, including CL&P, NSTAR Electric, PSNH and WMECO. Eversource also owns certain immaterial competitive energy and telecommunication businesses through its wholly-owned subsidiary, NU Enterprises, Inc.

        Eversource's subsidiaries are regulated in virtually all aspects of their business by various federal and state agencies, including the Commission, the FERC, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which each company operates.

THE CONNECTICUT LIGHT AND POWER COMPANY

        The Connecticut Light and Power Company, doing business as Eversource Energy (CL&P), a Connecticut corporation, is a wholly-owned subsidiary of Eversource. CL&P is engaged in the purchase, transmission, delivery and sale of electricity to its residential, commercial and industrial customers. As of December 31, 2014, CL&P furnished retail franchise electric service to approximately 1.2 million customers in 149 cities and towns in Connecticut, covering an area of 4,400 square miles. CL&P does not own any electric generation facilities.

NSTAR ELECTRIC COMPANY

        NSTAR Electric Company, doing business as Eversource Energy (NSTAR Electric) a Massachusetts corporation, is a wholly-owned subsidiary of Eversource. NSTAR Electric is engaged in the purchase, transmission, delivery and sale of electricity to its residential, commercial and industrial customers. As of December 31, 2014, NSTAR Electric furnished retail franchise electric service to approximately 1.2 million customers in Boston and 80 surrounding cities and towns in Massachusetts, covering an area of approximately 1,700 square miles. NSTAR Electric does not own any electric generation facilities and has one wholly-owned subsidiary, Harbor Electric Energy Company, which provides retail distribution and other services to the Massachusetts Water Resources Authority.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

        Public Service Company of New Hampshire, doing business as Eversource Energy (PSNH), a New Hampshire corporation, is a wholly-owned subsidiary of Eversource. PSNH is primarily engaged in the generation, purchase, transmission, delivery and sale of electricity to residential, commercial and industrial customers. As of December 31, 2014, PSNH furnished retail franchise electric service to approximately 504,000 retail customers in 211 cities and towns in New Hampshire, covering an area of approximately 5,630 square miles. PSNH also owns and operates approximately 1,200 megawatt (MW) of primarily coal- and oil-fired electricity generation plants. On March 12, 2015, PSNH and the New Hampshire Office of Energy and Planning issued a joint news release announcing that, to resolve ongoing regulatory proceedings and for the economic benefit of customers, PSNH and the Office of Energy and Planning, two state senators, the New Hampshire Office of the Consumer Advocate, and Staff of the New Hampshire Public Utilities Commission reached an agreement in principle that includes the divestiture of PSNH's generation fleet. PSNH has one active wholly-owned subsidiary, Properties, Inc., a real estate company.

WESTERN MASSACHUSETTS ELECTRIC COMPANY

        Western Massachusetts Electric Company, doing business as Eversource Energy (WMECO), a Massachusetts corporation, is a wholly-owned subsidiary of Eversource. WMECO is an electric utility engaged principally in the purchase, transmission, distribution and sale of electricity at retail to residential, commercial and industrial customers. WMECO owns a total of 8 MW of solar generation facilities in Pittsfield, Springfield, and East Springfield, Massachusetts. At December 31, 2014, WMECO furnished retail franchise electric service to approximately 208,000 retail customers in 59 cities and towns in the western region of Massachusetts, covering an area of approximately 1,500 square miles.

USE OF PROCEEDS

        Except as otherwise provided in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations. The specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.

DESCRIPTION OF SECURITIES REGISTERED

EVERSOURCE ENERGY

Senior Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units

        General.    The following is a summary description of the material terms of Eversource Energy's Senior Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units and the provisions of Eversource Energy's Declaration of Trust. It also summarizes relevant provisions of the Massachusetts Business Corporation Act, or MBCA. Since the terms of our Declaration of Trust and the MBCA are more detailed than the general information provided below, we urge you to read the actual provisions of the Declaration of Trust and the MBCA. The following summary description does not purport to be complete and is subject in all respects to the MBCA and our Declaration of Trust. Our Declaration of Trust is incorporated by reference in the registration statement of which this prospectus forms a part. The particular terms of the Senior Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the securities so offered, will be described therein. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement

Common Shares and Preferred Shares

        Common Shares    Our outstanding common shares are listed on the New York Stock Exchange (NYSE) and trade under the symbol "ES". Any additional common shares we issue will also be listed on the NYSE. Common shareholders may receive dividends if and when declared by our Board of Trustees. Dividends may be paid in cash, shares or other form. All outstanding common shares are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable.

        Each common share is entitled to one vote in the election of Trustees and other matters. Common shareholders are not entitled to cumulative voting rights. We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any.

        Our transfer agent and registrar is Computershare Trust Company, N.A. You may contact them by telephone at (800) 999-7269.

        Preferred Shares    We do not currently have preferred shares authorized, although our Declaration of Trust permits the issuance of preferred shares subject to common shareholder approval. Before we can issue preferred shares we will need to obtain authorization from our Board of Trustees and our common shareholders. If we issue preferred shares, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the Commission. The following description of the terms of the preferred shares sets forth certain general terms and provisions.

        Preferred shares will have such par value, if any, such priority in liquidation, such voting rights and such other rights, privileges, preferences, restrictions and limitations as may be established by our Board of Trustees and approved by our common shareholders. In some cases, the issuance of preferred shares could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred shares could also restrict dividend payments to holders of our common shares.

        The preferred shares will, when authorized and issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank on parity in all respects with any outstanding preferred shares we may have at that time and will have priority over our common shares as to dividends and distributions of assets. Therefore, the rights of any preferred share may limit the rights of the holders of our common shares.

        The transfer agent, registrar, and dividend disbursement agent for a series of preferred shares will be named in a prospectus supplement. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of the preferred shares have the right to elect Trustees or to vote on any other matter.

Warrants

        We may issue warrants for the purchase of preferred shares, common shares, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for us with any holders or beneficial owners of warrants.

        This summary of certain provisions of the warrants is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the Commission in connection with the offering of such warrants.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, in which the price of such warrants will be payable;

  •
  the securities purchasable upon exercise of such warrants and the price at which the securities may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of any material United States Federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Share Purchase Contracts and Share Purchase Units

        We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates. The price per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, preferred shares or debt obligations of third parties, including U.S. Treasury securities or obligations of our subsidiaries, securing the holders' obligations to purchase the common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units, including, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

Massachusetts Law and Our Declaration of Trust

        General    We are an unincorporated "voluntary association" formed under Massachusetts law, a type of entity commonly referred to as a Massachusetts business trust. For most purposes, except those explicitly set forth below, a Massachusetts business trust is a common law entity governed solely by our Declaration of Trust, which constitutes a contract among the Trustees and shareholders or beneficiaries of the trust and is comparable to a certificate of incorporation and bylaws of a corporation.

        Corporate Governance.    The rights of our shareholders are currently governed by Massachusetts law and our Declaration of Trust. Our Declaration of Trust provides that all matters properly brought before a shareholder meeting at which a quorum is present will be decided by the majority vote of the shares present or represented by proxy at the meeting, except as otherwise set forth in the Declaration of Trust and the provisions of any class or classes of preferred shares that may be authorized. The Declaration of Trust also provides that the Trustees may only be elected with the affirmative vote of the holders of a majority of the outstanding shares with general voting power. A vote of two-thirds of all shares outstanding and having voting power may be required to take certain actions.

        Amendments to Governing Documents.    Our Declaration of Trust provides that the trust may be altered, amended, added to or rescinded by the affirmative vote of at least two-thirds of the member of our Board of Trustees, provided that any such alteration, amendment, addition or rescission must also be approved by the affirmative vote or the written consent of the holders of at least two-thirds of all shares issued and outstanding and having general voting power. However, no alteration, amendment, addition or rescission adversely affecting the preferences or priorities of any preferred shares will be effective without the affirmative vote or written consent of the holders of at least two-thirds of the affected preferred shares.

        Preemptive Rights.    Our Declaration of Trust provides that the holders of common shares and convertible securities will have preemptive rights with respect to offerings for cash of common shares or securities convertible into common shares, except with respect to:

  •
  common shares, or the grant of rights or options on such shares, to our Trustees, directors, officers, or employees or those of a subsidiary of ours, if the issue or grant is approved by the holders of common shares at a meeting duly held for such purpose or is authorized by and consistent with a plan previously so approved by the holders of common shares;

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  common shares issued on the conversion of convertible securities, if the convertible securities were offered or issued to holders of common shares in satisfaction of their preemptive rights or were not subject to preemptive rights;

  •
  common shares and convertible securities offered to shareholders in satisfaction of their preemptive rights and not purchased by those shareholders;

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  common shares or convertible securities issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of fractional shares or fractional interests in these shares;

  •
  common shares or convertible securities issued in connection with a merger or consolidation or pursuant to an order of a court, unless such order provides otherwise;

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  common shares or convertible securities issued in a public offering or through an underwriting;

  •
  common shares or convertible securities released from preemptive rights through the affirmative vote or written consent of the holders of at least two-thirds of the common shares then outstanding; or

  •
  common shares or convertible securities held in our treasury.

        Board of Trustees.    Members of our Board of Trustees serve one-year terms and are elected annually.

        Shareholder Proposals and Trustee Nominations.    Our shareholders may submit shareholder proposals and nominate candidates for the Board of Trustees if the shareholders follow advance notice procedures described in our annual proxy statement.

        Meetings of Shareholders.    Under our Declaration of Trust, meetings of the shareholders may be called only by the chairman of the board, the president, or a majority of the Board of Trustees or may be requested by the holders of one-tenth (1/10) in interest of all shares outstanding having a right to vote.

        Indemnification of Trustees and Officers.    Our Declaration of Trust provides that we will indemnify each of its present and former Trustees and officers against any loss, liability or expense incurred in proceedings in which such person may be involved by reason of being or having been a Trustee or officer, except with respect to any matter as to which such person shall have been finally adjudicated in such proceeding not to have acted in good faith in the reasonable belief that such person's action was in our best interests. If any such proceeding is disposed of by a compromise payment by any such Trustee or officer, no indemnification payment will be provided unless a determination is made that such Trustee or officer acted in good faith in the reasonable belief that such person's action was in our best interests. Such determination must be made by either the Board of Trustees by majority vote of the quorum consisting of Trustees who were not parties to such proceeding, by our independent legal counsel in a written opinion, or by the shareholders.

        Limitation On Trustee Liability.    The Declaration of Trust provides that no member of the Board of Trustees will be liable to us or our shareholders for monetary damages due to any breach of fiduciary duty, except for:

  •
  breaches of such person's duty of loyalty to us or our shareholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

  •
  any transaction from which such person derived an improper personal benefit.

        Anti-takeover Statutes.    A Massachusetts anti-takeover statute, Chapter 110F of the Massachusetts General Laws, prohibits any business combination with an interested shareholder, generally a person who owns or has recently owned at least 5% of the Company's outstanding voting shares, for three years after the person becomes an interested shareholder unless:

  •
  prior to the 5% purchase, the Board of Trustees approves either the 5% purchase or the proposed business combination;

  •
  the interested shareholder owned approximately 90% of the company's voting shares (excluding shares held by certain affiliates of the Company) after making the 5% purchase which rendered him or her an interested shareholder; or

  •
  the Board of Trustees and holders of two-thirds of the non-interested shares approve the business combination after the acquiror has become an interested shareholder.

        Another Massachusetts anti-takeover statute, Chapter 110D of the Massachusetts General Laws, regulates the acquisition of control shares. A control share acquisition occurs when an individual aggregates a number of shares which, when added to shares already owned, would allow the acquiring person to vote at least 20% of the Company's shares. Under Chapter 110D, shares acquired in this type of a transaction would have no voting rights unless a majority of non-interested shareholders specifically voted to grant the acquiring person voting rights for these shares. In general, the acquiring person as well as our officers and employee-Trustees are not permitted to vote on whether these voting rights should be granted.

        Our Declaration of Trust does not address anti-takeover regulations or protections.

Senior Notes

        General.    The following description sets forth certain general terms and provisions of the senior unsecured notes being registered by Eversource (Senior Notes). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the Senior Note Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the Registration Statement of which this prospectus is a part. The particular terms of the Senior Notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Senior Notes so offered will be described therein. References to section numbers under this caption are references to the section numbers of the Senior Note Indenture. Capitalized terms not defined herein have the meanings given to them in the Senior Note Indenture.

        Senior Notes will be issued under a supplemental indenture or indentures to our indenture (the Senior Note Indenture), between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee (the Senior Note Trustee) dated as of April 1, 2002, as amended and supplemented. You may contact them at their Corporate Trust Administration Office at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, telephone (412) 236-1201.

        The Senior Notes will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. There is no requirement under the Senior Note Indenture that future issues of our debt securities be issued under the Senior Note Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the Senior Note Indenture or applicable to one or more issues of Senior Notes, in connection with future issues of such other debt securities.

        The Senior Note Indenture does not limit the aggregate principal amount of the Senior Notes that may be issued thereunder. The Senior Note Indenture provides that the Senior Notes will be issued in one or more series as notes or debentures. The Senior Notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Senior Notes will specify:

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  the designation and aggregate principal amount of such Senior Notes;

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  the date or dates on which such Senior Notes will mature;

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  the interest rate or rates, or method of calculation of such rate or rates, on such Senior Notes, and the date from which such interest shall accrue;

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  the dates on which such interest will be payable or method by which such dates are to be determined;

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  the record dates for payments of interest;

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  any redemption terms;

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  the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Senior Notes may be repaid, in whole or in part, at our option;

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  the place or places, if any, in addition to or in the place of our office or the office of the Senior Note Trustee, where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable and where notices to us shall be sent; and

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  other specific terms applicable to such Senior Notes. (Section 301)

        Unless otherwise indicated in the applicable prospectus supplement, the Senior Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof. (Section 301)

        Unless otherwise indicated in the applicable prospectus supplement or as below described under "Limitation on Liens" and "Sale and Leaseback Transactions", there are no provisions in the Senior Note Indenture or the Senior Notes that require us to redeem, or permit the holders of the Senior Notes to cause a redemption of, the Senior Notes or that otherwise protect the holders of the Senior Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of us.

        Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Senior Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends to us, repurchase shares of their common stock from us or repay loans or advances made by us to them. Holders of the Senior Notes will generally have a junior position to claims of any holders of preferred stock and creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. In addition to trade debt, our subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the Supplemental Indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

        Registration, Transfer, Exchange and Form.    Senior Notes of any series may be exchanged for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)

        Unless otherwise indicated in the applicable prospectus supplement, Senior Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office or agency maintained for such purpose with respect to any series of Senior Notes and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Note Indenture. (Section 305)

        In the event of any redemption of Senior Notes of any series, we will not be required to exchange, or register the transfer of, any Senior Notes of such series selected, called or being called for redemption except, in the case of any Senior Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 305)

        Paying Agents.    We will maintain an office or agency where Senior Notes may be presented or surrendered for payment. We will give prompt written notice to the Senior Note Trustee of the location, and any change in the location, of such office or agency. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the Senior Note Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the Senior Note Trustee, and, in such event, the Senior Note Trustee shall act as our agent to receive all such presentations and surrenders. (Section 1002)

        All monies paid by us to a paying agent for the payment of principal of, interest or premium, if any, on any Senior Note which remains unclaimed at the end of two years after any such principal, interest or premium shall have become due and payable will be repaid to us at our request and the Holder of such Senior Note will thereafter look only to us for payment thereof as an unsecured general creditor. (Section 1003)

        Consolidation, Merger, Conveyance, Sale or Transfer.    Nothing contained in the Senior Note Indenture prevents us from consolidating with or merging into another corporation or conveying, selling or otherwise transferring our properties and assets substantially as an entirety to any Person, provided that:

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  the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance, sale or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental thereto, executed and delivered to the Senior Note Trustee, in form satisfactory to the Senior Note Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on our part to be performed or observed; and

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  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

        We shall also be required to deliver to the Senior Note Trustee certificates and opinions stating that such consolidation, merger, conveyance, sale or transfer comply with the Senior Note Indenture and all relevant conditions precedent have been satisfied. (Section 801)

        Limitation on Liens.    Nothing contained in the Senior Note Indenture or in the Senior Notes in any way restricts or prevents us or any of our subsidiaries from incurring any indebtedness; provided that if this covenant is made applicable to the Senior Notes of any particular series, we will not issue, assume or guarantee (including any contingent obligation to purchase) or permit to exist any notes, bonds, debentures or other evidences of indebtedness for money borrowed (Debt) secured by a mortgage, lien, pledge, security interest or other encumbrance (Lien) upon any of our property, including the capital stock of any of our subsidiaries, without effectively providing that the outstanding Senior Notes (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with the Senior Notes) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured (provided that for purposes of providing such equal and ratable security, the principal amount of outstanding Senior Notes of any series will be such portion of the principal amount as may be specified in the terms of such series). This restriction will not, however, apply to:

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  Liens in existence on the date of the original issue of the Senior Notes to which this restriction is made applicable, including, without limitation, "stock forward" transactions;

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  Liens created solely for the purpose of securing Debt incurred to finance, refinance or refund the purchase price or cost (including the cost of construction) of property acquired after the date hereof (by purchase, construction or otherwise), or Liens in favor of guarantors of obligations or Debt representing, or incurred to finance, refinance or refund, such purchase price or cost, provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon and provided further that such Liens are created no later than 24 months after the purchase or construction;

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  Liens on any property or assets acquired from a corporation which is merged with or into us, which Liens are not created as a result of or in connection with or in anticipation of any such merger (unless such Liens were created to secure or provide for the payment of any part of the purchase price of such corporation);

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  any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); or

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  any extension, renewal or replacement of any Lien referred to in the foregoing clauses, provided that the principal amount of Debt so secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced (plus improvements on such property).

        Notwithstanding the foregoing, we may issue or assume Debt secured by Liens on our cash which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which does not at the time of issuance or assumption exceed $100 million. The following types of transactions shall not be deemed to create Debt secured by Liens: Liens required by any contract or statute in order to permit us to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments to us by such governmental unit pursuant to the provisions of any contract or statute; and share forwards with respect to our common shares accounted for as equity transactions under applicable accounting guidelines wherein the shares collateralize the forward repayment obligation. (Section 1007)

        Sale and Leaseback Transactions.    If this covenant is made applicable to the Senior Notes of any series, we will not enter into any Sale and Leaseback Transaction unless either:

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  we would be entitled pursuant to the "Limitation on Liens" covenant above to create Debt secured by a Lien on the property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the Senior Notes being effectively secured equally and ratably with (or prior to) that Debt; or

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  we, within 270 days after the sale or transfer of the relevant assets shall have been made, apply, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased (as determined by any two of our Trustees) to:

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  the retirement of our long-term indebtedness ranking prior to or on a parity with the Senior Notes; or

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  the investment in any property used in the ordinary course of our business.

        "Attributable Value" means, as to any particular lease under which we are at any time liable as lessee and at any date as of which the amount thereof is to be determined, the amount equal to the greater of (i) the net proceeds from the sale or transfer of the property leased pursuant to the Sale and Leaseback Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to any renewal or extension options contained in the lease.

        "Sale and Leaseback Transaction" means any transaction or series of related transactions relating to property now owned or hereafter acquired by us whereby we transfers the property to a person and we lease it from that person for a period, including renewals, in excess of 36 months. (Section 1012)

        Modification of the Senior Note Indenture.    The Senior Note Indenture contains provisions permitting us and the Senior Note Trustee, with the consent of the holders of a majority in principal amount of the outstanding Senior Notes, of all series affected by the modification (voting as one class), to modify the Senior Note Indenture or any supplemental indenture or the rights of the holders of the Senior Notes of such series; provided that no such modification shall without the consent of the holders of each outstanding Senior Note affected thereby:

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  change the date upon which the principal of or the interest on any Senior Note is due and payable;

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  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

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  change any place of payment where, or the currency in which, any Senior Note or any premium or the interest thereon is payable;

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  impair the right to institute suit for the enforcement of any payment on or after the date such payment is due (or, in the case of redemption, on or after the date fixed for such redemption);

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  reduce the aforesaid percentage of Senior Notes, the consent of the holders of which is required for any modification of the applicable supplemental indenture or for waiver by the holders of certain of their rights; or

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  modify certain provisions of the Senior Note Indenture. (Section 902)

        The Senior Note Indenture also contains provisions permitting us and the Senior Note Trustee to amend the Senior Note Indenture in certain circumstances without the consent of the holders of any Senior Notes to evidence the succession of another Person to us, the replacement of the Senior Note Trustee and for certain other purposes, including to cure any ambiguity or defect, or correct any inconsistency, in the Senior Note Indenture, or to add or change any other provisions with respect to matters or questions arising under the Senior Note Indenture or the Senior Notes, provided such changes or additions shall not adversely affect the interests of the holders of any series of the Senior Notes in any material respect, or involve a change requiring the consent of the holders of the Senior Notes described in the preceding paragraph. (Section 901)

        Events of Default.    An Event of Default with respect to the Senior Notes is defined in the Senior Note Indenture as being:

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  failure to pay any interest on the Senior Notes and continuance of such failure for 30 days;

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  failure to pay the principal (or premium, if any), including the payment of principal (or premium, if any) when due pursuant to any redemption provision of the Senior Notes and continuance of such failure for three days;

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  failure to pay any sinking fund installment, if any, pursuant to the terms of the Senior Notes, and continuance of such failure for a period of three days;

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  default in the performance, or breach, of any covenant or warranty of ours in the Senior Note Indenture (other than certain covenants or warranties a default in whose performance or whose breach is specifically dealt with elsewhere in the Senior Note Indenture or which has been expressly included in the Senior Note Indenture solely for the benefit of any series of Senior Notes other than that series) and continuance of such default or breach for a period of 90 days after written notice is given to us by the Senior Note Trustee or to us and the Senior Note Trustee by the holders of 33% or more in aggregate principal amount of the outstanding Senior Notes; and

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  certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving us. (Section 501)

        We will be required to file with the Senior Note Trustee annually an officers' certificate as to the existence or absence of default in performance of certain covenants in the Senior Note Indenture. (Section 1008) The Senior Note Indenture provides that the Senior Note Trustee may withhold notice to the holders of the Senior Notes of any default (except in payment of principal of (or premium, if any), or interest, if any, on, the Senior Notes or in the payment of any sinking fund installment with respect to the Senior Notes) if the Senior Note Trustee in good faith determines that it is in the interest of the holders of the Senior Notes to do so. (Section 602) The Senior Note Indenture provides that, if an Event of Default due to the default in payment of principal of (or premium, if any) or interest on the Senior Notes or in the payment of any sinking fund installment with respect to the Senior Notes, or due to the default in the performance or breach of any covenant or warranty in the Senior Note Indenture by us shall have happened and be continuing, either the Senior Note Trustee or the holders of 33% or more in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of all the Senior Notes to be due and payable immediately, but if we shall cure all defaults and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the Senior Notes. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred and is continuing, the principal amount of all the Senior Notes shall be immediately due and payable, without any act of either the Senior Note Trustee or the holders. (Sections 502 and 513)

        Subject to the provisions of the Senior Note Indenture relating to the duties of the Senior Note Trustee, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of the Senior Notes, unless such holders shall have offered to the Senior Note Trustee reasonable indemnity. (Section 603)

        Subject to such provision for indemnification, the holders of a majority in principal amount of the Senior Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or exercising any trust or power conferred on the Senior Note Trustee with respect to the Senior Notes, provided, however, that if an Event of Default shall have occurred and be continuing with respect to less than all of the series of Senior Notes, the holders of a majority in aggregate principal amount of the Senior Notes of all such series, considered as one class, shall have the right to make such direction, and provided that the Senior Note Trustee shall have the right to decline to follow any such direction if the Senior Note Trustee shall determine that the action so directed conflicts with any law or the provisions of the Senior Note Indenture or if the Senior Note Trustee shall determine that such action would subject the Senior Note Trustee to personal liability or expense for which reasonable indemnity has not been provided. (Section 512)

        Defeasance.    We, at our option, (a) will be Discharged from any and all obligations in respect of the Senior Notes (except for certain obligations to register the transfer or exchange of Senior Notes, replace destroyed, stolen, lost or mutilated Senior Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the Senior Note Indenture described under "—Consolidation, Merger, Conveyance, Sale or Transfer," "—Sale and Leaseback Transactions" and "—Limitation of Liens" or to certain covenants relating to corporate existence and maintenance of properties and insurance, in each case, if:

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  We irrevocably deposit with the Senior Note Trustee, in trust, (a) money; or (b) in certain cases, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money; or (c) a combination thereof, in each case sufficient to pay and discharge:

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  the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the outstanding Senior Notes on the dates such payments are due, in accordance with the terms of the Senior Notes, or to and including the redemption date irrevocably designated by us; and

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    any mandatory sinking fund payments applicable to the Senior Notes on the day on which payments are due and payable in accordance with the terms of the Senior Note Indenture and of the Senior Notes;

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  no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

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  we deliver to the Senior Note Trustee an opinion of counsel to the effect

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  that the holders of the Senior Notes will not recognize income, gain, loss or expense for Federal income tax purposes as a result of such deposit and defeasance of certain obligations;

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  that such provision would not cause any outstanding Senior Notes then listed on any national securities exchange to be delisted as a result thereof; and

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  that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940; and

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  we have delivered to the Senior Note Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Senior Note Indenture relating to the satisfaction and discharge of the Senior Notes have been complied with. (Sections 403 and 1009)

        Discharged means, with respect to the Senior Notes of any series, the discharge of the entire indebtedness represented by, and obligations of ours under, the Senior Notes of such series and in the satisfaction of all the obligations of ours under the Senior Note Indenture relating to the Senior Notes of such series, except:

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  the rights of holders of the Senior Notes of such series to receive, from the trust fund established pursuant to the Senior Note Indenture, payment of the principal of and interest and premium, if any, on the Senior Notes of such series when such payments are due;

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  our obligations with respect to the Senior Notes of such series with respect to registration, transfer, exchange and maintenance of a place of payment; and

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  the rights, powers, trusts, duties, protections and immunities of the Senior Note Trustee under the Senior Note Indenture. (Section 101)

        U.S. Government Obligations means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 101)

        Resignation or Removal of Senior Note Trustee.    The Senior Note Trustee may resign at any time upon written notice to us, and such resignation will take effect immediately upon the appointment of a successor Senior Note Trustee. (Sections 610 and 611)

        The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Senior Note Trustee and us and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, under certain circumstances, we may remove the Senior Note Trustee upon notice to the Holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee. (Section 610)

        No Recourse Against Others.    The Senior Note Indenture provides that no recourse for the payment of the principal of or any premium or interest on any Senior Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours, contained in the Senior Note Indenture or in any supplemental indenture, or in any Senior Note, or because of the creation of any indebtedness represented thereby, will be had against any Trustee, incorporator, stockholder, officer or director, as such, past, present or future, of ours or any successor corporation, either directly or through us or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and in consideration for, the execution of the Senior Note Indenture and the issuance of the Senior Notes. (Section 114) Such waiver may not be effective to waive liabilities under the Federal securities laws and we understand that it is the view of the Commission that such a waiver is against public policy.

        Concerning the Senior Note Trustee.    The Senior Note Trustee under the Senior Note Indenture or affiliates of the Senior Note Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the Senior Note Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $69.1 million and $27.0 million, respectively.

THE CONNECTICUT LIGHT AND POWER COMPANY

The CL&P Bonds

        General.    The following description sets forth certain general terms and provisions of the first and refunding mortgage bonds being registered by CL&P (CL&P Bonds). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the CL&P Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the Registration Statement of which this prospectus is a part. The particular terms of the CL&P Bonds offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the CL&P Bonds so offered, will be described therein. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        We will issue the CL&P Bonds in one or more series under our Indenture of Mortgage and Deed of Trust, between us and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the CL&P Bond Trustee), dated as of May 1, 1921, as amended and restated in 2005 and as supplemented and as it is to be further supplemented by one or more Supplemental Indentures, each of which would relate to one or more series of the CL&P Bonds. In this prospectus, we will refer to the Indenture of Mortgage and Deed of Trust, as amended and restated and supplemented, as the "CL&P Indenture" and we will refer to any Supplemental Indenture that will supplement the Indenture as a "Supplemental Indenture."

        Amendment and Restatement of the CL&P Indenture.    The CL&P Indenture was amended and restated substantially in its entirety on April 7, 2005. Certain provisions of such amendment (the B Provisions), however, require the consent of the holders of 100% in principal amount of all CL&P

Bonds outstanding under the CL&P Indenture in order to become effective. The B Provisions will become effective automatically upon receipt of such requisite 100% consent. We have already obtained the required approval for the B Provisions from the Connecticut Department of Public Utility Control.

        Each holder of CL&P Bonds issued after 2003 (including any CL&P Bonds offered by any prospectus supplement and any CL&P Bonds offered by any future prospectus), solely by virtue of its acquisition of such CL&P Bonds, including as an owner of a book-entry or other beneficial interest therein, will have and be deemed to have consented, without the need for any further action or consent by such holder, to the B Provisions. We presently do not expect to receive the requisite 100% consent for the B Provisions, and therefore do not expect the B Provisions to become effective until 2031, when the last two series of CL&P Bonds outstanding issued before 2004 mature.

        Accordingly, presented below are summary descriptions of the CL&P Bonds and the CL&P Indenture—as now in effect and as they will be in effect following receipt of the requisite bondholder consent, when the B Provisions become effective.

        THERE ARE MATERIAL DIFFERENCES BETWEEN THE CL&P INDENTURE AS NOW IN EFFECT AND AS IT WILL BE IN EFFECT WHEN THE B PROVISIONS BECOME EFFECTIVE, AND YOU ARE ADVISED TO CAREFULLY READ THE SUMMARIES BELOW TO UNDERSTAND THE IMPACT OF THE B PROVISIONS. THE SUMMARY DESCRIPTION OF THE PROVISIONS OF THE CL&P INDENTURE AND OF THE B PROVISIONS WHICH FOLLOWS DOES NOT PURPORT TO BE COMPLETE OR TO COVER ALL OF THE PROVISIONS THEREOF. COPIES OF THE CL&P INDENTURE, INCLUDING THE B PROVISIONS, ARE AVAILABLE FROM US AND REFERENCE IS MADE TO THE CL&P INDENTURE, INCLUDING THE B PROVISIONS. FOR A COMPLETE STATEMENT OF THE APPLICABLE PROVISIONS, THE CL&P INDENTURE, INCLUDING THE B PROVISIONS, IS INCLUDED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

        General Terms of the CL&P Bonds.    The prospectus supplement with respect to each series of CL&P Bonds will set forth the maturity date, interest rate, interest payment dates, record dates and other specific terms and provisions for such series.

        The CL&P Bonds are to be issued only in the form of fully registered bonds without coupons in denominations of $1,000 or multiples thereof and may be presented for exchange for a like aggregate principal amount of the same series of CL&P Bonds of other authorized denominations and for transfer at the principal office of the CL&P Bond Trustee in New York City without payment in either case of any charge other than for any tax or other governmental charges required to be paid by us.

        Security.    The CL&P Indenture constitutes a first mortgage lien (subject to liens permitted by the CL&P Indenture) on substantially all of our physical property and franchises, including our generating stations, if any are acquired in the future, and our transmission and distribution facilities. We currently do not own any generating stations. Subject to the provisions of the Federal Bankruptcy Code, the CL&P Indenture will also constitute a lien on after-acquired property, although in states other than Connecticut it may be necessary to comply with applicable recording requirements to perfect the lien on after-acquired property. The CL&P Indenture also permits after-acquired property to be subject to liens prior to that of the CL&P Indenture. The security afforded by the CL&P Indenture is for the equal and ratable protection of all our presently outstanding CL&P Bonds and any CL&P Bonds which may hereafter be issued under the CL&P Indenture.

        The B Provisions would continue the existing first mortgage lien of the CL&P Indenture, but would expand both the types of property excepted from the lien and the types of permitted liens. We believe that these changes will not have a material effect on the security afforded by the mortgage lien on the property subject thereto. However, the B Provisions also would exclude any generating properties from the lien of the CL&P Indenture. Although this is not significant at present because we own no generating properties, if any such properties are acquired or constructed in the future, after effectiveness of the B Provisions, such properties would not be subject to the lien of the CL&P Indenture unless we chose to take such action.

        Unlike the current provisions of the CL&P Indenture, the B Provisions would permit us to issue certain debt other than CL&P Bonds that would be secured by liens on the mortgaged property that are equal with or prior to the lien of the CL&P Indenture. We believe that this change will not have a material effect on the security provided by the CL&P Indenture, because we may only issue such equal or prior secured debt in an aggregate principal amount up to 3% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the CL&P Indenture, plus (2) certain cash then on deposit with the CL&P Bond Trustee. This issuance requirement would not apply to our assumption of debt secured by a lien existing (or created concurrently) on property we acquire, and there would be no limit on the amount of equal or prior secured debt that we could so assume. However, the test for the issuance of additional CL&P Bonds, as described below under "—Issuance Test for New CL&P Bonds," in effect, counts all outstanding equal or prior secured debt against our ability to issue additional CL&P Bonds.

        Under certain limited circumstances, the lien of the CL&P Indenture on real property in Connecticut acquired by us after June 3, 1985 could be subordinated to a lien in favor of the State of Connecticut pursuant to a Connecticut law (Connecticut General Statutes Section 22a-452a) providing for such a lien for reimbursement for expenses incurred in containing, removing or mitigating hazardous waste. Although we presently own no property outside of Connecticut, if we acquire such property it is likely that comparable environmental lien subordination statutes would apply to any such property in other states.

        Redemption Provisions.    Unless otherwise provided in the supplemental indenture under which a series of the CL&P Bonds is issued and the related prospectus supplement, each series of CL&P Bonds will be redeemable at our option as a whole or in part at any time upon at least 30 days' prior written notice given by mail as provided in the CL&P Indenture at redemption prices (expressed in percentages of principal amount) that will be set forth in the Supplemental Indenture and the prospectus supplement with respect to such series, together in each case with accrued and unpaid interest to the redemption date.

        Issuance Test for New CL&P Bonds.    The CL&P Indenture permits issuance of new CL&P Bonds under the CL&P Indenture in an unlimited amount so long as, after giving effect to such issue, the aggregate amount of all outstanding CL&P Bonds and "secured debt" (generally, debt secured by a lien equal with or prior to the lien of the CL&P Indenture) in each case outstanding on the issuance date, does not exceed 75% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the CL&P Indenture and (2) certain cash then on deposit with the CL&P Bond Trustee in each case calculated as of the most recent balance sheet date.

        Sinking and Improvement Fund.    The CL&P Indenture does not contain a sinking and improvement fund requirement.

        Replacement Fund.    The CL&P Indenture does not contain a replacement fund requirement.

        Withdrawal or Application of Cash.    Cash deposited with the CL&P Bond Trustee can be applied or withdrawn by us at any time so long as there is no default under the CL&P Indenture and so long as, after giving effect to such withdrawal, we could then issue at least $1.00 of additional CL&P Bonds under the test for the issuance of additional CL&P Bonds (described above under "Issuance Test for New CL&P Bonds").

        Release of Property.    Property may be released upon compliance with the same requirements applicable to the withdrawal of cash deposited with the CL&P Bond Trustee described above under "Withdrawal or Application of Cash." The CL&P Indenture also permits dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the CL&P Bond Trustee. If we retain any interest in any property released from the lien of the CL&P Indenture, the CL&P Indenture will not constitute a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof.

        The B Provisions would provide simplified procedures for the release of minor properties.

        Dividend Restrictions.    The CL&P Indenture does not contain a dividend restriction.

        Default.    The CL&P Indenture provides that the following events will constitute "events of default" thereunder: (i) failure to pay principal; (ii) failure for 90 days to pay interest; (iii) failure to perform any of the other CL&P Indenture covenants for 90 days after notice to us; (iv) certain events of bankruptcy, insolvency or receivership, and (v) any other event or occurrence specified as an "event of default" in the terms of a particular series of CL&P Bonds. The CL&P Indenture requires us to deliver to the CL&P Bond Trustee an annual officer's certificate as to compliance with certain provisions of the CL&P Indenture.

        The CL&P Indenture provides that, if any event of default exists, the holders of a majority in principal amount of the CL&P Bonds outstanding may, after tender to the CL&P Bond Trustee of indemnity satisfactory to it, direct the sale of the mortgaged property.

        Modification of the CL&P Indenture.    The CL&P Indenture may be supplemented or amended to convey additional property, to state indebtedness of companies merged, to add further limitations to the CL&P Indenture, to evidence a successor company, or to make such provision in regard to questions arising under the CL&P Indenture as may be necessary or desirable and not inconsistent with its terms. The CL&P Indenture may also be amended without bondholder consent if the changes do not adversely affect the interests of the holders of any series of CL&P Bonds in any material respect.

        The CL&P Indenture also permits the modification, with the consent of holders of 66 2/3% of the CL&P Bonds affected, of any provision of the CL&P Indenture, except that (a) no such modification may effect a reduction of such percentage unless all bondholders consent, (b) no such modification may effect the creation of a lien equal with or prior to that of the CL&P Indenture unless all bondholders consent, (c) no bondholder who refuses to consent may be deprived of his security and (d) our obligations as to the maturities, payment of principal, interest or premium and other terms of payment may not be modified unless all affected bondholders consent.

        The B Provisions would remove the 66 2/3% consent requirement and permit modifications with the consent of holders of a majority of the CL&P Bonds so affected, but generally retains the restrictions described in (a) and (d) of the preceding paragraph. Under the B Provisions, the restriction described in (b) of the preceding paragraph would become inapplicable because the B Provisions also would permit the creation of a lien equal with or prior to that of the CL&P Indenture (as described above in the third paragraph under "Security"). The B Provisions also generally retains the restriction described in (c) of the preceding paragraph, but would permit, without bondholder consent, modifications that release the lien of the CL&P Indenture on mortgaged property having an aggregate value not greater than 10% of the aggregate value of all mortgaged property at the time the B Provisions become effective.

NSTAR ELECTRIC COMPANY

Debt Securities

        We will issue the debt securities under an indenture dated as of September 1, 1988, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee (NSTAR Electric Trustee). A copy of the indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus.

        The following summary of provisions of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture.

        The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

        The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of NSTAR Electric.

        General.    We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue. As of December 31, 2014, we had an aggregate of $1,800,000,000 principal amount of debt securities outstanding under the indenture, consisting of six series.

        The prospectus supplement will include the particular terms of the debt securities, including:

  •
  the title and series designation;

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  the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

  •
  any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

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  the date from which any interest shall accrue;

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  any interest payment dates;

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  the stated maturity date or dates on which principal is payable;

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  whether the debt securities are to be issued in global form;

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  any sinking fund requirements;

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  any provisions for redemption, and the redemption price or prices;

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  the denominations in which the debt securities shall be issuable;

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  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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  the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

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  whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

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  if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

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  any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

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  the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

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  any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

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  any additional or different covenants that apply to debt securities of the series; and

  •
  any other terms of the debt securities.

        We may issue debt securities as "original issue discount securities," which bear either no interest or interest at a rate that at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

        The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

        Events of Default.    The following are "events of default" under the indenture with respect to any series of debt securities:

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  default in the payment of any principal or premium when due and when that default has continued for three business days;

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  default in the payment of any interest when due, which continues for 30 days;

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  default in the deposit of any sinking fund payment when due and when that default has continued for three business days;

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  default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

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  default in the payment of other indebtedness of $10,000,000 or more at its stated maturity;

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  acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

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  specified events in bankruptcy, insolvency or reorganization; and

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  any other event of default provided with respect to debt securities of that series.

        If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 33% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

  •
  in the payment of any amounts due and payable under the debt securities of that series; or

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  in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

  •
  that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

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  the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

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  the trustee shall have failed to institute the proceeding within 60 days; and

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  the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

        However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

        We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

        Modification and Waiver.    The indenture may be modified and amended by us and the trustee through a supplemental indenture. Any modification must have the consent of holders of at least a majority of the principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

  •
  change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

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  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

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  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

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  impair the right to institute suit for the enforcement of any payment with respect to any debt security;

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  reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

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  reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default; or

  •
  change any obligation of ours to maintain an office or agency in each place of payment.

        Consolidation, Merger and Sale of Assets.    We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:

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  the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indenture;

  •
  we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the indenture; and

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  other specified conditions are met.

        Concerning the NSTAR Electric Trustee.    The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company) is the trustee and paying agent under the indenture. The NSTAR Electric Trustee or affiliates of the NSTAR Electric Trustee are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the NSTAR Electric Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $88.2 million and $27.4 million, respectively.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

The PSNH Bonds

        General.    The following description sets forth certain general terms and provisions of the first mortgage bonds being registered by PSNH (PSNH Bonds). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the PSNH Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the Registration Statement of which this prospectus is a part. The particular terms of the PSNH Bonds offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the PSNH Bonds so offered will be described therein. Capitalized terms not defined herein have the meanings given to them in the PSNH Indenture. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        The PSNH Bonds will be issued under a first mortgage indenture dated as of August 15, 1978, as amended and supplemented (the PSNH Indenture), between us and U.S. Bank National Association, as successor trustee (the PSNH Bond Trustee).

        The PSNH Indenture provides that the PSNH Bonds will be issued in one or more series.

Amendment and Restatement of the PSNH Indenture

        The PSNH Indenture was amended and restated substantially in its entirety (the Restatement) on June 1, 2011 (the First Effective Date). Certain remaining changes in the Restatement require the consent of the holders of 100% of the total principal amount of all PSNH Bonds then outstanding under the PSNH Indenture. As a result, these remaining changes will not become effective until we receive the required unanimous consent (the Second Effective Date). We have already obtained the required approvals for the Restatement from the New Hampshire Public Utilities Commission (NHPUC).

        Each holder of PSNH Bonds issued after 2007 (including any PSNH Bonds offered by any prospectus supplement and any PSNH Bonds offered by any future prospectus) solely by virtue of its acquisition of such PSNH Bonds, including as an owner of a book-entry or other beneficial interest therein, will have consented, and will be deemed to have consented, without the need for any further action or consent by such holder, to the Restatement. As of December 31, 2013, there were two series of PSNH Bonds outstanding that we have not asked to consent to the Restatement: $50 million of 5.60% First Mortgage Bonds, Series M, due October 5, 2035, which series is callable with a make-whole redemption provision; and $89.3 million of 2001 Series I Bonds that mature on May 1, 2021, which series secures our obligations relating to a like principal amount of tax-exempt bonds that also mature on May 1, 2021. The tax-exempt bonds are callable at a fixed redemption price, and redemption of these tax-exempt bonds would result in the concurrent redemption of the Series I Bonds. We have no present plans to redeem the tax-exempt bonds secured by the Series I Bonds or to redeem the Series M Bonds. Accordingly, we expect that the Second Effective Date will occur no earlier than the date on which the last series of these PSNH Bonds matures in 2035.

        Set forth below is a summary description of the material provisions of the PSNH Indenture, including the material changes effected on the First Effective Date and those provisions that will become effective on the Second Effective Date.

        THERE ARE MATERIAL DIFFERENCES BETWEEN THE PSNH INDENTURE NOW IN EFFECT AND AS IT WILL BE IN EFFECT ON THE SECOND EFFECTIVE DATE. YOU ARE ADVISED TO READ CAREFULLY THE SUMMARY BELOW TO UNDERSTAND THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE. THE SUMMARY DESCRIPTION OF THE PSNH INDENTURE DOES NOT PURPORT TO BE COMPLETE OR TO COVER ALL OF THE PROVISIONS THEREOF. COPIES OF THE PSNH INDENTURE, INCLUDING THE PROVISIONS THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE, ARE AVAILABLE FROM US AND REFERENCE IS MADE TO THE PSNH INDENTURE, INCLUDING THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE. FOR A COMPLETE STATEMENT OF THE APPLICABLE PROVISIONS, THE PSNH INDENTURE, INCLUDING THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE, IS INCLUDED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

        General Terms of the PSNH Bonds. The PSNH Bonds may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of PSNH Bonds will specify:

  •
  the designation and aggregate principal amount of such PSNH Bonds;

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  the date or dates on which such PSNH Bonds will mature;

  •
  the interest rate or rates, or method of calculation of such rate or rates, on such PSNH Bonds, and the date from which such interest shall accrue;

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  the dates on which such interest will be payable or method by which such dates are to be determined;

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  the record dates for payments of interest;

  •
  any redemption or sinking fund terms;

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  the period or periods within which, the price or prices at which, and the terms and conditions upon which, such PSNH Bonds may be repaid, in whole or in part, at our option;

  •
  the place or places, if any, in addition to or in the place of our office or the office of the PSNH Bond Trustee, where the principal of (and premium, if any) and interest, if any, on such PSNH Bonds shall be payable and where notices to PSNH shall be sent; and

  •
  other specific terms applicable to such PSNH Bonds.

        Unless otherwise indicated in the applicable prospectus supplement, the PSNH Bonds will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        Security.    The PSNH Indenture constitutes a first mortgage lien (subject to permitted liens under the PSNH Indenture) on substantially all of our property and franchises, including our generating stations and our transmission and distribution facilities. The PSNH Indenture also permits after-acquired property to be subject to liens prior to that of the PSNH Indenture. The security afforded by the PSNH Indenture is for the equal and ratable protection of all of the presently outstanding PSNH Bonds and any PSNH Bonds that we may issue in the future under the PSNH Indenture. The Restatement continued the existing first mortgage lien of the PSNH Indenture, but expanded both the types of property excepted from the lien and the types of permitted liens. We believe that these changes will not have a material effect on the security afforded by the mortgage lien on the property subject to the lien.

        In addition, the Restatement permits us to issue certain debt, other than PSNH Bonds, secured by liens on the mortgaged property ranking equal with or prior to the lien of the PSNH Indenture. Until the Second Effective Date, however, such equal or prior liens will not be permitted on any material portion of the mortgaged property. Such equal or prior liens will be permitted on a material portion of the mortgaged property commencing on the Second Effective Date. We believe that this change will not have a material effect on the security provided by the PSNH Indenture because we may only issue such equal or prior secured debt in an aggregate principal amount of up to 3% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture, plus (2) certain cash then on deposit with the PSNH Trustee, and then only if we would otherwise be permitted under the terms of the PSNH Indenture to issue $1.00 of additional PSNH Bonds. This issuance requirement would not apply to our assumption of debt secured by an existing lien (or a lien created concurrently) on property we acquire after the First Effective Date, and there is no limit on the amount of equal or prior secured debt that we could assume. However, after the First Effective Date, the Issuance Test for New PSNH Bonds, in effect, counts outstanding equal or prior secured debt against our ability to issue additional PSNH Bonds.

        Issuance Test for New PSNH Bonds.    The PSNH Indenture permits the issuance of new PSNH Bonds under the PSNH Indenture in an unlimited amount so long as, after giving effect to such issue, the aggregate amount of all outstanding PSNH Bonds and "secured debt" (generally, debt secured by a lien equal with or prior to the lien of the PSNH Indenture) does not exceed 75% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture plus (2) certain cash then on deposit with the PSNH Trustee, in each case calculated as of the most recent balance sheet date.

        Redemption provisions.    Under the PSNH Indenture, unless otherwise provided in the supplemental indenture under which a series of PSNH Bonds is issued, each series of PSNH Bonds is redeemable at our option, as a whole or in part, at any time upon prior written notice given by mail as provided in the PSNH Indenture, at redemption prices set forth in the applicable supplemental indenture with respect to such series, together in each case with accrued and unpaid interest to the redemption date. The Restatement did not affect these redemption provisions.

        Replacement Fund.    The PSNH Indenture does not contain a replacement fund requirement.

        Withdrawal or Application of Cash.    Cash deposited with the PSNH Trustee can be applied or withdrawn by us at any time so long as there is no default under the PSNH Indenture and so long as, after giving effect to such withdrawal, we could then issue at least $1.00 of additional PSNH Bonds under the test for the issuance of additional PSNH Bonds (described above under "Issuance Test for New PSNH Bonds").

        Release of Property.    Property may be released upon compliance with the same requirements applicable to the withdrawal of cash deposited with the PSNH Bond Trustee described above under "Withdrawal or Application of Cash." The PSNH Indenture also permits dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the PSNH Bond Trustee. If we retain any interest in any property released from the lien of the PSNH Indenture, the PSNH Indenture will not constitute a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof.

        Events of default.    The following events constitute events of default under the PSNH Indenture: (i) the failure to pay principal; (ii) the failure to pay interest for 30 days; (iii) the failure to perform any of the other PSNH Indenture covenants for 90 days after notice to us; (iv) certain events of bankruptcy, insolvency or receivership, and (v) any other event or occurrence specified as an event of default in the terms of a particular series of PSNH Bonds.

        The Restatement will modify the above-described event of default provisions by increasing from 30 days to 90 days the grace period for any failure to pay interest described in clause (ii), commencing on the Second Effective Date.

        The PSNH Indenture provides that, if any event of default exists, the PSNH Trustee or the holders of a majority in principal amount of the PSNH Bonds outstanding may declare the principal of all of the PSNH Bonds then outstanding to be immediately due and payable.

        Modification of the PSNH Indenture without consent of holders.    Under the PSNH Indenture, without the consent of the holders of PSNH Bonds, we may supplement or amend the PSNH Indenture to, among other things, convey additional property, add to our covenants and agreements, evidence a successor to us, correct any defective or ambiguous provision in the PSNH Indenture, provide for the issue of PSNH Bonds of any series, comply with the rules and regulations of any securities exchange on which any of the PSNH Bonds may be listed, reflect accounting changes as appropriate to conform with generally accepted accounting principles, or modify, amend, or supplement the PSNH Indenture or any supplemental indenture to permit qualification under the Trust Indenture Act of 1939. In addition, the PSNH Indenture may be modified without the consent of holders of PSNH Bonds to (i) add any additional events of default, (ii) provide for the procedures required to permit us to utilize, at our option, a non-certificated system of registration for all or any series of PSNH Bonds, and (iii) amend and restate the PSNH Indenture, in its entirety, with additions, deletions and other changes that will not adversely affect the interests of the holders of the PSNH Bonds in any material respect.

        Modification of the PSNH Indenture with consent of holders.    With the consent of the holders of not less than a majority in aggregate principal amount of the PSNH Bonds at the time outstanding (or in case one or more, but less than all, of the series of PSNH Bonds then outstanding would be materially adversely affected, with the consent of not less than a majority in aggregate principal amount of the PSNH Bonds of each series then outstanding which would be materially adversely affected by the action proposed to be taken), we may supplement the PSNH Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSNH Indenture or of any supplemental indenture. However, no such supplemental indenture may (i) change the dates for or permit the extension of time or times of payment of principal, interest or premium or the reduction in the principal amount or the rate of interest or otherwise affect the terms of payment in respect of the PSNH Bonds unless all affected holders of PSNH Bonds consent, (ii) reduce the percentage of principal amount of PSNH Bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all PSNH Bonds outstanding, or (iii) deprive the holder of any PSNH Bond outstanding of the lien of the PSNH Indenture on any material part of the trust estate without the express consent of the holder of each PSNH Bond affected thereby (except that modifications that release the lien of the PSNH Indenture on mortgaged property if the lesser of the aggregate cost or aggregate fair value of the mortgaged property to be released and previously released without consent of the holders of PSNH Bonds would not be more than 10% of the lesser of the aggregate cost or aggregate fair value of the mortgaged property as of the end of 2011, the calendar year in which the First Effective Date occurred, may be made without consent of the holders of PSNH Bonds).

        Concerning the PSNH Trustee.    An affiliate of the PSNH Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $88.2 million and $27.4 million, respectively.

WESTERN MASSACHUSETTS ELECTRIC COMPANY

The WMECO Senior Notes

        General.    The following description sets forth certain general terms and provisions of the senior unsecured notes being registered by WMECO (WMECO Notes). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the WMECO Note Indenture, which is incorporated herein by reference and is an exhibit to the Registration Statement of which this prospectus is a part. The particular terms of the WMECO Notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the WMECO Notes so offered will be described therein. References to section numbers under this caption are references to the section numbers of the WMECO Note Indenture. Capitalized terms not defined herein have the meanings given to them in the WMECO Note Indenture. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        The WMECO Notes will be issued under a supplemental indenture or indentures to our indenture (the WMECO Note Indenture), between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee (the WMECO Note Trustee), dated as of September 1, 2003, as amended and supplemented. You may contact them at their Corporate Trust Administration Office at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, telephone (412) 236-1201.

        The WMECO Notes will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. There is no requirement under the WMECO Note Indenture that future issues of our debt securities be issued under the WMECO Note Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the WMECO Note Indenture or applicable to one or more issues of WMECO Notes, in connection with future issues of such other debt securities.

        The WMECO Note Indenture does not limit the aggregate principal amount of the WMECO Notes that may be issued thereunder. The WMECO Note Indenture provides that the WMECO Notes will be issued in one or more series as notes or debentures. The WMECO Notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of WMECO Notes will specify:

  •
  the designation and aggregate principal amount of such WMECO Notes;

  •
  the date or dates on which such WMECO Notes will mature;

  •
  the interest rate or rates, or method of calculation of such rate or rates, on such WMECO Notes, and the date from which such interest shall accrue;

  •
  the dates on which such interest will be payable or method by which such dates are to be determined;

  •
  the record dates for payments of interest;

  •
  any redemption terms;

  •
  the period or periods within which, the price or prices at which, and the terms and conditions upon which, such WMECO Notes may be repaid, in whole or in part, at our option;

  •
  the place or places, if any, in addition to or in the place of our office or the office of the Senior Note Trustee, where the principal of (and premium, if any) and interest, if any, on such WMECO Notes shall be payable and where notices to WMECO shall be sent; and

  •
  other specific terms applicable to such WMECO Notes. (Section 301)

        Unless otherwise indicated in the applicable prospectus supplement, the WMECO Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof. (Section 301)

        Unless otherwise indicated in the applicable prospectus supplement or as below described under "Limitation on Liens" and "Sale and Leaseback Transactions", there are no provisions in the WMECO Note Indenture or the WMECO Notes that require us to redeem, or permit the holders of the WMECO Notes to cause a redemption of, the WMECO Notes or that otherwise protect the holders of the WMECO Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of us.

        Our ability to meet our obligations under the WMECO Notes is dependent on our earnings and cash flows. Unless otherwise specified in a prospectus supplement, the Supplemental Indentures will not limit the amount of indebtedness or preferred stock we may issue.

        Registration, Transfer, Exchange and Form.    WMECO Notes of any series may be exchanged for other WMECO Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)

        Unless otherwise indicated in the applicable prospectus supplement, WMECO Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office or agency maintained for such purpose with respect to any series of WMECO Notes and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the WMECO Note Indenture. (Section 305)

        In the event of any redemption of WMECO Notes of any series, we will not be required to exchange, or register the transfer of, any WMECO Notes of such series selected, called or being called for redemption except, in the case of any WMECO Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 305)

        Paying Agents.    We will maintain an office or agency where WMECO Notes may be presented or surrendered for payment. We will give prompt written notice to the WMECO Note Trustee of the location, and any change in the location, of such office or agency. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the WMECO Note Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the WMECO Note Trustee, and, in such event, the WMECO Note Trustee shall act as our agent to receive all such presentations and surrenders. (Section 1002)

        All monies paid by us to a paying agent for the payment of principal of, interest or premium, if any, on any WMECO Note which remains unclaimed at the end of two years after any such principal, interest or premium shall have become due and payable will be repaid to us at our request and the Holder of such WMECO Note will thereafter look only to us for payment thereof as an unsecured general creditor. (Section 1003)

        Consolidation, Merger, Conveyance, Sale or Transfer.    Nothing contained in the WMECO Note Indenture prevents us from consolidating with or merging into another corporation or conveying, selling or otherwise transferring our properties and assets substantially as an entirety to any Person, provided that:

  •
  the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance, sale or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental thereto, executed and delivered to the Senior Note Trustee, in form satisfactory to the WMECO Note Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the WMECO Notes and the performance of every covenant of the WMECO Note Indenture on our part to be performed or observed; and

  •
  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

        We shall also be required to deliver to the WMECO Note Trustee certificates and opinions stating that such consolidation, merger, conveyance, sale or transfer comply with the WMECO Note Indenture and all relevant conditions precedent have been satisfied. (Section 801)

        Limitation on Liens.    Nothing contained in the WMECO Note Indenture or in the WMECO Notes in any way restricts or prevents us from incurring any indebtedness; provided that if this covenant is made applicable to the WMECO Notes of any particular series, we will not issue, assume or guarantee (including any contingent obligation to purchase) or permit to exist any notes, bonds, debentures or other evidences of indebtedness for money borrowed (Debt) secured by a mortgage, lien, pledge, security interest or other encumbrance (Lien) upon any of our property, without effectively providing that the outstanding WMECO Notes of such series (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with the WMECO Notes of such series) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured (provided that for purposes of providing such equal and ratable security, the principal amount of outstanding WMECO Notes of any series will be such portion of the principal amount as may be specified in the terms of such series). This restriction will not, however, apply to:

  •
  Liens in existence on the date of the original issue of the WMECO Notes to which this restriction is made applicable;

  •
  Liens created solely for the purpose of securing Debt incurred to finance, refinance or refund the purchase price or cost (including the cost of construction) of property acquired after the date of the Senior Note Indenture (by purchase, construction or otherwise), or Liens in favor of guarantors of obligations or Debt representing, or incurred to finance, refinance or refund, such purchase price or cost, provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon and provided further that such Liens are created no later than 24 months after the purchase or construction;

  •
  Liens on any property or assets acquired from a corporation which is merged with or into us, which Liens are not created as a result of or in connection with or in anticipation of any such merger (unless such Liens were created to secure or provide for the payment of any part of the purchase price of such corporation);

  •
  Any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); or

  •
  Any extension, renewal or replacement of any Lien referred to in the foregoing clauses, provided that the principal amount of Debt so secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced (plus improvements on such property).

        Notwithstanding the foregoing, we may issue or assume Debt secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which does not at the time of issuance or assumption exceed 10% of the principal amount of the WMECO Notes then outstanding. (Section 1007)

        Sale and Leaseback Transactions.    If this covenant is made applicable to the WMECO Notes of any series, we will not enter into any Sale and Leaseback Transaction unless either:

  •
  we would be entitled, pursuant to the "Limitation on Liens" covenant above, to create Debt secured by a Lien on the property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the WMECO Notes being effectively secured equally and ratably with (or prior to) that Debt; or

  •
  we, within 270 days after the sale or transfer of the relevant assets shall have been made, apply, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased (as determined by any two of our Directors) to:

  •
  the retirement of our long-term indebtedness ranking prior to or on a parity with the WMECO Notes or

  •
  the investment in any property used in the ordinary course of our business.

        "Attributable Value" means, as to any particular lease under which we are at any time liable as lessee and at any date as of which the amount thereof is to be determined, the amount equal to the greater of (i) the net proceeds from the sale or transfer of the property leased pursuant to the Sale and Leaseback Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to any renewal or extension options contained in the lease.

        "Sale and Leaseback Transaction" means any transaction or series of related transactions relating to property now owned or hereafter acquired by us whereby we transfer the property to a person and we lease it from that person for a period, including renewals, in excess of 36 months. (Section 1012)

        Modification of the WMECO Note Indenture.    The WMECO Note Indenture contains provisions permitting us and the WMECO Note Trustee, with the consent of the holders of a majority in principal amount of the outstanding WMECO Notes, of all series affected by the modification (voting as one class), to modify the WMECO Note Indenture or any supplemental indenture or the rights of the holders of the WMECO Notes of such series; provided that no such modification shall without the consent of the holders of each outstanding WMECO Note affected thereby:

  •
  change the date upon which the principal of or the interest on any WMECO Note is due and payable;

  •
  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  change any place of payment where, or the currency in which, any WMECO Note or any premium or the interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the date such payment is due (or, in the case of redemption, on or after the date fixed for such redemption);

  •
  reduce the aforesaid percentage of WMECO Notes, the consent of the holders of which is required for any modification of the applicable supplemental indenture or for waiver by the holders of certain of their rights; or

  •
  modify certain provisions of the WMECO Note Indenture. (Section 902)

        The WMECO Note Indenture also contains provisions permitting us and the WMECO Note Trustee to amend the WMECO Note Indenture in certain circumstances without the consent of the holders of any WMECO Notes to evidence the succession of another person to us, the replacement of the WMECO Note Trustee and for certain other purposes, including to cure any ambiguity or defect, or correct any inconsistency, in the WMECO Note Indenture, or to add or change any other provisions with respect to matters or questions arising under the WMECO Note Indenture or the WMECO Notes, provided such changes or additions shall not adversely affect the interests of the holders of any series of the WMECO Notes in any material respect, or involve a change requiring the consent of the holders of the WMECO Notes described in the preceding paragraph. (Section 901)

        Events of Default.    An Event of Default with respect to the WMECO Notes is defined in the WMECO Note Indenture as being:

  •
  failure to pay any interest on the WMECO Notes and continuance of such failure for 30 days;

  •
  failure to pay the principal (or premium, if any), including the payment of principal (or premium, if any) when due pursuant to any redemption provision of the WMECO Notes and continuance of such failure for three days;

  •
  failure to pay any sinking fund installment, if any, pursuant to the terms of the WMECO Notes, and continuance of such failure for a period of three days;

  •
  default in the performance, or breach, of any covenant or warranty of ours in the WMECO Note Indenture (other than certain covenants or warranties a default in whose performance or whose breach is specifically dealt with elsewhere in the WMECO Note Indenture or which has been expressly included in the WMECO Note Indenture solely for the benefit of any series of WMECO Notes other than that series) and continuance of such default or breach for a period of 90 days after written notice is given to us by the WMECO Note Trustee or to us and the WMECO Note Trustee by the holders of 33% or more in aggregate principal amount of the outstanding WMECO Notes; and

  •
  certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving us. (Section 501)

        We will be required to file with the WMECO Note Trustee annually an officers' certificate as to the existence or absence of default in performance of certain covenants in the WMECO Note Indenture. (Section 1008) The WMECO Note Indenture provides that the WMECO Note Trustee may withhold notice to the holders of the WMECO Notes of any default (except in payment of principal of (or premium, if any), or interest, if any, on, the WMECO Notes or in the payment of any sinking fund installment with respect to the WMECO Notes) if the WMECO Note Trustee in good faith determines that it is in the interest of the holders of the WMECO Notes to do so. (Section 602) The WMECO Note Indenture provides that, if an Event of Default due to the default in payment of principal of (or premium, if any) or interest on the WMECO Notes or in the payment of any sinking fund installment with respect to the WMECO Notes, or due to the default in the performance or breach of any covenant or warranty in the WMECO Note Indenture by us shall have happened and be continuing, either the WMECO Note Trustee or the holders of 33% or more in aggregate principal amount of the outstanding WMECO Notes may declare the principal amount of all the WMECO Notes to be due and payable immediately, but if we shall cure all defaults and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the WMECO Notes. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred and is continuing, the principal amount of all the WMECO Notes shall be immediately due and payable, without any act of either the WMECO Note Trustee or the holders. (Sections 502 and 513)

        Subject to the provisions of the WMECO Note Indenture relating to the duties of the WMECO Note Trustee, the WMECO Note Trustee will be under no obligation to exercise any of its rights or powers under the WMECO Note Indenture at the request or direction of any of the holders of the WMECO Notes, unless such holders shall have offered to the WMECO Note Trustee reasonable indemnity. (Section 603)

        Subject to such provision for indemnification, the holders of a majority in principal amount of the WMECO Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the WMECO Note Trustee, or exercising any trust or power conferred on the WMECO Note Trustee with respect to the WMECO Notes, provided, however, that if an Event of Default shall have occurred and be continuing with respect to less than all of the series of WMECO Notes, the holders of a majority in aggregate principal amount of the WMECO Notes of all such series, considered as one class, shall have the right to make such direction, and provided that the WMECO Note Trustee shall have the right to decline to follow any such direction if the WMECO Note Trustee shall determine that the action so directed conflicts with any law or the provisions of the WMECO Note Indenture or if the WMECO Note Trustee shall determine that such action would subject the WMECO Note Trustee to personal liability or expense for which reasonable indemnity has not been provided. (Section 512)

        Defeasance.    We, at our option, (a) will be Discharged from any and all obligations in respect of the WMECO Notes (except for certain obligations to register the transfer or exchange of WMECO Notes, replace destroyed, stolen, lost or mutilated WMECO Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the WMECO Note Indenture described under "—Consolidation, Merger, Conveyance, Sale or Transfer" and "—Limitation of Liens" or to certain covenants relating to corporate existence and maintenance of properties and insurance, in each case, if:

  •
  we irrevocably deposit with the WMECO Note Trustee, in trust, (a) money or (b) in certain cases,

  •
  U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money; or

  •
  a combination thereof, in each case sufficient to pay and discharge

  •
  the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the outstanding WMECO Notes on the dates such payments are due, in accordance with the terms of the WMECO Notes, or to and including the redemption date irrevocably designated by us

  •
  no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

  •
  we deliver to the WMECO Note Trustee an opinion of counsel to the effect

  •
  that the holders of the WMECO Notes will not recognize income, gain, loss or expense for Federal income tax purposes as a result of such deposit and defeasance of certain obligations; this condition, however, shall not apply if (i) WMECO shall have irrevocably designated a Redemption Date, (ii) such Redemption Date is no more than 60 days after the date of the deposit referred to above and (iii) we comply with the remaining conditions; and

  •
  that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940; and

  •
  we have delivered to the WMECO Note Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the WMECO Note Indenture relating to the satisfaction and discharge of the WMECO Notes have been complied with. (Sections 403 and 1009)

        Discharged means, with respect to the WMECO Notes of any series, the discharge of the entire indebtedness represented by, and obligations of ours under, the WMECO Notes of such series and in the satisfaction of all the obligations of ours under the WMECO Note Indenture relating to the WMECO Notes of such series, except:

  •
  the rights of holders of the WMECO Notes of such series to receive, from the trust fund established pursuant to the WMECO Note Indenture, payment of the principal of and interest and premium, if any, on the WMECO Notes of such series when such payments are due;

  •
  our obligations with respect to the WMECO Notes of such series with respect to registration, transfer, exchange and maintenance of a place of payment; and

  •
  the rights, powers, trusts, duties, protections and immunities of the Senior Note Trustee under the WMECO Note Indenture. (Section 101)

        U.S. Government Obligations means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 101)

        Resignation or Removal of Senior Note Trustee.    The WMECO Note Trustee may resign at any time upon written notice to us, and such resignation will take effect immediately upon the appointment of a successor WMECO Note Trustee. (Sections 610 and 611)

        The WMECO Note Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the WMECO Note Trustee and us and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding WMECO Notes. In addition, under certain circumstances, we may remove the WMECO Note Trustee upon notice to the Holder of each WMECO Note outstanding and the WMECO Note Trustee, and appointment of a successor WMECO Note Trustee. (Section 610)

        No Recourse Against Others.    The WMECO Note Indenture provides that no recourse for the payment of the principal of or any premium or interest on any WMECO Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours, contained in the WMECO Note Indenture or in any supplemental indenture, or in any WMECO Note, or because of the creation of any indebtedness represented thereby, will be had against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of ours or any successor corporation, either directly or through us or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and in consideration for, the execution of the WMECO Note Indenture and the issuance of the WMECO Notes. (Section 114) Such waiver may not be effective to waive liabilities under the Federal securities laws and we understand that it is the view of the Commission that such a waiver is against public policy.

        Concerning the WMECO Note Trustee.    The WMECO Note Trustee under the WMECO Note Indenture, and affiliates of the WMECO Note Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the WMECO Note Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under each facility of approximately $69.1 million and $27.0 million.

BOOK-ENTRY; DELIVERY AND FORM; GLOBAL SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, the debt securities being registered by the Registration Statement of which this prospectus is a part will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

        DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (participants) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

        Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

        So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

        All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

        Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

        Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

          (1)   DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

          (2)   we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

          (3)   an event of default with respect to the debt securities will have occurred and be continuing.

        These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

        The information in this section of this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

LEGAL OPINIONS

        Unless otherwise noted in the applicable prospectus supplement, legal opinions relating to the validity of the securities will be given by Kerry J. Tomasevich, Assistant General Counsel and Assistant Secretary of Eversource Energy. We currently anticipate that Choate Hall & Stewart LLP, Boston, Massachusetts, will pass on certain matters with respect to the securities registered for any underwriters, agents or dealers.

EXPERTS

        The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Eversource Energy (formerly known as Northeast Utilities) Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Eversource Energy's and subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from The Connecticut Light and Power Company Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the NSTAR Electric Company Annual Report on Form 10-K as of and for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Public Service Company of New Hampshire Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Western Massachusetts Electric Company Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$500,000,000

$250,000,000 Senior Notes, Series I, Due 2021
$250,000,000 Senior Notes, Series J, Due 2026

PROSPECTUS SUPPLEMENT
March 7, 2016

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	TD Securities

RBC Capital Markets	US Bancorp	Wells Fargo Securities

Co-Manager

Ramirez & Co., Inc.